UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to §240.14a-12

COMTECH TELECOMMUNICATIONS CORP. (Name of Registrant as Specified In Its Charter) —————————————————————————————— (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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2)	Aggregate number of securities to which transaction applies: ———————————————————————————————————————
3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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[ ]	Fee paid previously with preliminary materials:

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notice of Fiscal 2015 Annual Meeting of Stockholders and
Proxy
Statement

December 10, 2015 at 10 a.m., Eastern Time
68 S. Service Road, Lower Level Auditorium
Melville, NY 11747

Proof of ownership required for admission See Part 1 – “About the Proxy Statement” for details on admission requirements to attend the Annual Meeting of Stockholders.

2015 Proxy Statement

NOTICE OF FISCAL 2015 ANNUAL MEETING OF STOCKHOLDERS

Table of Contents

November 23, 2015

Dear Stockholder:

On behalf of the Board of Directors (the “Board”) and management, we cordially invite you to attend the Fiscal 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Comtech Telecommunications Corp. (“Comtech” or the “Company”). The Annual Meeting will be held at 10 a.m. on December 10, 2015 at our corporate headquarters located at 68 South Service Road, Lower Level Auditorium, Melville, New York, 11747. The Notice of Fiscal 2015 Annual Meeting of Stockholders, Proxy Statement and proxy card are enclosed.

Your Board recommends that you promptly vote “FOR” Proposals 1, 2, 3 and 4 on the enclosed proxy card. It is important that your shares are voted at the Annual Meeting. Whether or not you are able to attend in person, the prompt execution and return of the enclosed proxy card in the envelope provided or submission of your proxy and voting instructions over the Internet or by telephone will assure that your shares are represented at the Annual Meeting. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Fiscal 2015 Annual Meeting of Stockholders to be Held on December 10, 2015.

Our Proxy Statement and Fiscal 2015 Annual Report are available at:
www.proxyvote.com and www.comtechtel.com

On behalf of everyone at Comtech, we thank you for your ongoing interest and investment in our Company. We are committed to acting in your best interests. Sincerely,
Stanton D. Sloane President and Chief Executive Officer	Fred Kornberg Executive Chairman
Your vote is extremely important. If you have any questions or require any assistance voting your shares, please contact Comtech’s proxy solicitor:

Innisfree M&A Incorporated
Stockholders May Call Toll-Free: (888) 750-5834
Banks and Brokers May Call Collect: (212) 750-5833

2015 Proxy Statement

NOTICE OF FISCAL 2015 ANNUAL MEETING OF STOCKHOLDERS

Table of Contents

Date	December 10, 2015
Time	10:00 a.m., Eastern Time
Place	68 S. Service Road, Lower Level Auditorium, Melville, NY 11747

Record Date	In order to vote, you must have been a stockholder at the close of business on October 15, 2015

Proxy voting
It is important that your shares be represented at the Annual Meeting regardless of the number of shares you hold in order that we have a quorum, whether or not you plan to be present at the Annual Meeting in person. Please complete, sign, date and mail the enclosed proxy card in the accompanying envelope (to which you need affix no postage if mailed within the United States) or submit your proxy and voting instructions over the Internet or by telephone. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card.

Your vote is extremely important
If you have any questions or require any assistance with voting your shares, please contact Comtech’s proxy solicitor:

Innisfree M&A Incorporated
Stockholders May Call Toll-Free: (888) 750-5834
Banks and Brokers May Call Collect: (212) 750-5833

Items of business
1.    To elect Robert G. Paul and Lawrence J. Waldman to serve as members of the Company’s Board of Directors for terms expiring at the Company’s first annual meeting following the end of its fiscal year ending July 31, 2018.

2.    To conduct an advisory vote on the compensation of Named Executive Officers as disclosed in this Proxy Statement.

3.    To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending July 31, 2016.

4.    To approve the Company’s Amended and Restated 2001 Employee Stock Purchase Plan, which includes an increase in the number of shares of the Company’s Common Stock available for purchase under the Plan.

5.    To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Admission to meeting	Proof of share ownership will be required to enter the Annual Meeting. See Part 1 – “About the Proxy Statement” for details.
By Order of the Board of Directors,
Patrick O’Gara
Secretary
November 23, 2015

2015 Proxy Statement

2015 Proxy Statement

2015 Proxy Statement

Proxy Summary
This summary highlights information contained within this Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting.

Annual Stockholders Meeting			Meeting Agenda
Date	December 10, 2015
Election of 2 Directors

An advisory vote on the compensation of the Named Executive Officers as disclosed in this Proxy Statement

Ratification of the selection of our independent
registered public accounting firm

Approval of the Company’s Amended and Restated
2001 Employee Stock Purchase Plan

Time	10 a.m., Eastern Time
Place	68 S. Service Road, Lower Level Auditorium, Melville, NY 11747

Record Date	Stockholders as of October 15, 2015 are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.
Voting matters and vote recommendation
Item		Board recommendation	Reasons for recommendation	More info
1.	Election of 2 Directors	FOR
The Board and Nominating and Governance Committee believe that the 2 Board candidates possess the skills, experience, and diversity to effectively monitor performance, provide oversight, and advise management on the Company’s long-term strategy.
Page 53
2.	Approval (on an advisory basis) of the compensation of the Named Executive Officers as disclosed in this Proxy Statement	FOR	Our executive compensation programs demonstrate the continuing evolution of our pay for performance philosophy, and reflect the input of stockholders from our extensive outreach efforts.	Page 54
3.	Ratification of selection of independent registered public accounting firm	FOR	The Audit Committee of the Board of Directors believes that the appointment of Deloitte & Touche LLP is in the best interests of the Company and its stockholders.	Page 55
4.	Approval of the Company’s Amended and Restated 2001 Employee Stock Purchase Plan	FOR
The approval of the Amended and Restated 2001 Employee Stock Purchase Plan will encourage employee ownership of Comtech stock, which helps align the interests of our employees with those of our stockholders.
Page 57
Vote in advance of the meeting				Vote in person
Internet Vote your shares via the Internet by going to the website address for Internet voting indicated on your proxy card & following the steps outlined on the secure website.		Telephone Call the toll-free number on your proxy card at any time, and follow the recorded instructions.	Mail Sign, date, and return the enclosed proxy card in the postage-paid envelope provided.	In person at the meeting See Part 1 – “About the Proxy Statement” for details on admission requirements to attend the Annual Meeting.

2015 Proxy Statement

ABOUT THE PROXY STATEMENT
able of Contents

Questions and Answers

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will be asked to consider and act upon the following matters:

•
Election of Robert G. Paul and Lawrence J. Waldman to serve as members of the Company’s Board of Directors for terms expiring at the Company’s first annual meeting following the end of its 2018 fiscal year;

•	An advisory vote on the compensation of Named Executive Officers as disclosed in this Proxy Statement;

•	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2016 fiscal year;

•	Approval of the Company’s Amended and Restated 2001 Employee Stock Purchase Plan, which includes an increase in the number of shares available for purchase under the Plan; and

•	Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Who may attend the Annual Meeting?

Only Stockholders of the Company and its invited guests may attend the Annual Meeting. Proof of ownership of Comtech Common Stock, along with personal identification (such as a driver’s license or passport), must be presented in order to be admitted to the Annual Meeting.

If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting in person, you must bring a brokerage statement or other proof of ownership as of the close of business on October 15, 2015 to be admitted to the Annual Meeting. Please note that a street-name stockholder who wishes to vote in person at the Annual Meeting will need to provide a legal proxy from its bank, broker or other holder of record.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on October 15, 2015, the record date for the Annual Meeting, are entitled to receive notice of and vote at the Annual Meeting. If you hold your shares through a bank, broker or other nominee and intend to vote in person at the Annual Meeting, you will need to provide a legal proxy from your bank, broker or other holder of record.

What are the voting rights of stockholders?

Each share of our Common Stock is entitled to one vote. There is no cumulative voting.

When are the proxy materials first being sent or given to stockholders?

The Notice of the Annual Meeting, Proxy Statement and form of proxy or voting instruction card are being mailed starting on or about November 23, 2015.

2015 Proxy Statement 1

ABOUT THE PROXY STATEMENT
able of Contents

How do stockholders vote?

Stockholders may vote at the Annual Meeting in person or by proxy. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote by doing one of the following:

● Vote by Mail: You can vote your shares by mail by completing, signing, dating and returning your proxy card in the postage-paid envelope provided.

● Vote by Telephone: You can also vote your shares by calling the number (toll-free in the United States and Canada) indicated on your proxy card at any time and following the recorded instructions.

● Vote via the Internet: You can vote your shares via the Internet by going to the website address for Internet voting indicated on your proxy card and following the steps outlined on the secure website.

If you are a beneficial owner, or you hold your shares in “street name,” please follow the instructions provided by your bank, broker or other holder of record with respect to voting your shares.

If a stockholder gives a proxy, how are the shares voted?

Proxies received by us will be voted at the Annual Meeting in accordance with the instructions given by you on the proxy card that you return or by telephone or Internet.

If you sign and return your proxy card, but do not give voting instructions, your shares will be voted by the persons named as proxies on your proxy card on each matter in accordance with the recommendation of the Board of Directors or, if no recommendation is made by the Board of Directors, in the discretion of the proxies. The proxies named on the proxy card are Fred Kornberg, Executive Chairman of Comtech and Michael D. Porcelain, Senior Vice President and Chief Financial Officer (“CFO”) of Comtech.

Under the rules that govern brokers and nominees who have record ownership of shares that are held in “street name” for account holders (who are the beneficial owners of the shares), brokers and nominees have the discretion to vote such shares on routine matters, but not on other matters. At the Annual Meeting, only the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2016 (Proposal No. 3) is a matter considered routine under applicable rules. Accordingly, brokers and nominees will not have discretionary authority to vote on the following matters at the Fiscal 2015 Annual Meeting of Stockholders:

•	The election of members to our Board of Directors;

•	The advisory vote on the compensation of Named Executive Officers as disclosed in this Proxy Statement; and

•	The Amended and Restated 2001 Employee Stock Purchase Plan.

If a broker or nominee has not received voting instructions from an account holder and does not have discretionary authority to vote shares on a particular item, a “broker non-vote” occurs.

2015 Proxy Statement 2

ABOUT THE PROXY STATEMENT
able of Contents

It is possible that matters other than those described in this Proxy Statement may be brought before stockholders at the Annual Meeting. If we were not aware of the matter a reasonable time before the mailing of this Proxy Statement, the proxies will vote your shares on the matter as recommended by the Board of Directors or, if no recommendation is given, the proxies will vote your shares in their discretion. In any event, the proxies will comply with the rules of the Securities and Exchange Commission (“SEC”) when acting on your behalf on a discretionary basis. At the date of this Proxy Statement, we had not received any notice regarding any other matter to come before the Annual Meeting.

How are proxies changed or revoked?

You may change any vote by proxy or revoke a proxy before it is exercised by filing with the Secretary of Comtech a notice of revocation, by submitting a duly executed later-dated proxy by mail, telephone or via the Internet, or by attending the Annual Meeting and voting in person by ballot. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. Attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

What should I do if I receive more than one proxy card?

If you hold your shares in multiple accounts or registrations, or in both registered and street name, you will receive a proxy card for each account. Please execute and return each proxy card or, if you choose to vote by telephone or by Internet, please vote using each proxy you receive. Only your latest dated proxy for each account will be voted.

How many shares are outstanding and what constitutes a quorum?

At the close of business on October 15, 2015 the record date for the Annual Meeting, 16,147,288 shares of Common Stock were outstanding. Stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast must be present at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business. Withheld votes, “abstentions” and broker non-votes count for purposes of determining whether a quorum is present.

What vote is required to approve each item?

Election of Two Directors. The two director nominees will be elected by a plurality of the votes cast. That means that the nominees receiving the greatest number of “FOR” votes will be elected as directors, even if the number of votes received is less than a majority of the votes present at the Annual Meeting.

Approval (on an advisory basis) of the Compensation of the Named Executive Officers. In order to be approved on an advisory basis, this proposal must receive the affirmative vote of a majority of the shares voted in person or by proxy.

Ratification of Selection of Accounting Firm. The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2016 will require the affirmative vote of a majority of the shares voted in person or by proxy.

Amendments to the Company’s 2001 Employee Stock Purchase Plan. The approval of the Amended and Restated 2001 Employee Stock Purchase Plan will require the affirmative vote of a majority of the shares voted in person or by proxy.

Other Matters. Approval of any other matter that comes before the Fiscal 2015 Annual Meeting of Stockholders generally will require the affirmative vote of a majority of the shares voted in person or by proxy although a different number of affirmative votes may be required, depending on the nature of such matter.

2015 Proxy Statement 3

ABOUT THE PROXY STATEMENT
able of Contents

How do withheld votes, abstentions and broker non-votes affect the outcome of a vote?

Withheld votes and broker non-votes with respect to a nominee for election as director will not affect the outcome of the vote.

Abstentions and broker non-votes with respect to any matter for which the vote required is a majority of the votes cast (i.e., the advisory vote on executive compensation, the ratification of Deloitte & Touche LLP, and the amendments to the Company’s 2001 Employee Stock Purchase Plan) will not affect the outcome of such vote because abstentions and broker non-votes are not considered to be votes cast under our By-Laws or under the laws of the State of Delaware (our state of incorporation).

What does our Board of Directors recommend?

The Board of Directors unanimously recommends that you vote by proxy as follows:

•	Proposal No. 1 - FOR the election of the two nominees proposed by the Company for election as directors;

•	Proposal No. 2 - FOR the proposal to approve (on an advisory basis) the compensation of Named Executive Officers as disclosed in this Proxy Statement;

•	Proposal No. 3 - FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2016; and

•	Proposal No. 4 - FOR the approval of the Company’s Amended and Restated 2001 Employee Stock Purchase Plan.

Other Business and Information

We have enclosed our Annual Report for fiscal 2015 together with this Proxy Statement. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

The Board of Directors does not know of any other matters to be presented at the Fiscal 2015 Annual Meeting of Stockholders. If other matters do come before the Fiscal 2015 Annual Meeting of Stockholders, the persons acting pursuant to the proxy will vote on them in their discretion.

Proxies may be solicited by mail, email, fax, telephone, telegram, and personally by directors, officers and other employees of Comtech who will not receive incremental pay as a result of any potential solicitation. The Company has also engaged Innisfree M&A Incorporated (“Innisfree”) to assist it in connection with soliciting proxies and has agreed to pay Innisfree a fee not to exceed $15,000, plus reimbursement of expenses. The Company has agreed to indemnify Innisfree against certain liabilities relating to or arising out of the engagement.

The Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to beneficial owners of shares held of record by such persons and obtain their voting instructions. The Company will reimburse such persons at approved rates for their expenses in connection with the foregoing activities.

The cost of soliciting proxies will be borne by Comtech.

A complete list of stockholders entitled to vote at the Fiscal 2015 Annual Meeting of Stockholders will be available for inspection beginning November 30, 2015 at the Company’s headquarters located at 68 South Service Road, Suite 230, Melville, New York 11747.

2015 Proxy Statement 4

ABOUT THE PROXY STATEMENT
able of Contents

Our Internet website is www.comtechtel.com, and we make available on our website our filings with the SEC including annual reports, quarterly reports, current reports and any amendments to those filings. We also use our website to disseminate other material information to our investors (on the Home Page and in the “Investor Relations” section). Among other things, we post on our website our press releases and information about our public conference calls (including the scheduled dates, times and the methods by which investors and others can listen to those calls), and we make available for replay webcasts of those calls and other presentations.

Since October 2013, we have used the Internet to communicate with investors, including information about our stockholder meetings. Information and updates about our Fiscal 2015 Annual Meeting have been and will continue to be posted on our website at www.comtechtel.com in the "Investor Relations" section. The reference to our website address does not constitute incorporation by reference of any other information contained therein into this Proxy Statement.

The Fiscal 2015 Annual Meeting of Stockholders may be adjourned from time to time without notice other than by announcement at the Annual Meeting.

We have previously adopted a procedure approved by the SEC called “householding.” Under this procedure, we satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to the address of those stockholders. This procedure reduces our printing costs and postage fees. Once a stockholder has received a householding notice from its broker, householding will continue until the stockholder is notified otherwise or until the stockholder has revoked consent by notifying the broker. Each stockholder who participates in householding will continue to receive a separate proxy card.

Other Business

Our Board of Directors does not presently intend to bring any other business before the Annual Meeting, and, so far as known to our Board of Directors, no matters are to be brought before the Annual Meeting, except as specified in the Notice of Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

2015 Proxy Statement 5

STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

Table of Principal Stockholders

This table provides the number of shares owned by principal stockholders who the Company believes beneficially own more than five percent of our outstanding Common Stock, as of the date stated in the below footnotes.

The information in this table is based upon the latest filings by each principal stockholder of either a Schedule 13D, Schedule 13G or Form 13F as filed by the respective stockholder with the SEC.

We calculate the stockholder’s percentage of the outstanding class assuming the stockholder beneficially owned that number of shares on October 15, 2015.

Unless otherwise indicated, the stockholder had sole voting and sole dispositive power over the shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
First Eagle Investment Management, L.L.C. (1) 1345 Avenue of the Americas, 48th Floor New York, NY 10105	1,628,717	10.1%
BlackRock Institutional Trust Company, N.A. (2) 400 Howard Street San Francisco, CA 94105-2618	1,395,156	8.6%
Dimensional Fund Advisors, L.P. (3) 6300 Bee Cave Road, Building 1 Austin, TX 78746-5833	1,371,146	8.5%
The Vanguard Group, Inc. (4) 100 Vanguard Boulevard Malvern, PA 19355-2331	1,213,877	7.5%

(1)	The information is based on a Form 13F filed by First Eagle Investment Management, L.L.C. with the SEC, reporting beneficial ownership as of September 30, 2015.

(2)	The information is based on a Form 13F filed by BlackRock Institutional Trust Company, N.A. with the SEC, reporting beneficial ownership as of September 30, 2015.

(3)	The information is based on a Form 13F filed by Dimensional Fund Advisors, L.P. with the SEC, reporting beneficial ownership as of September 30, 2015.

(4)	The information is based on a Form 13F filed by The Vanguard Group, Inc. with the SEC, reporting beneficial ownership as of September 30, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of our Common Stock, if any, to file with the SEC reports of ownership, and reports of changes in ownership, of our equity securities. Such persons must furnish copies of all such reports that they file to us. Based solely on a review of such reports and written representations of our directors and executive officers, we are not aware that any such person failed to timely file such reports during fiscal 2015.

2015 Proxy Statement 6

STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

Table of Shares Beneficially Owned by Directors and Named
Executive Officers

The table below shows the beneficial ownership of our Common Stock of each of our directors, Executive Chairman, Chief Executive Officer, Chief Financial Officer, and the three other highest paid executive officers (collectively, the “Named Executive Officers” or “NEOs”) and all current directors and executive officers as a group, as of October 15, 2015.

Unless otherwise indicated, our directors and executive officers had sole voting and sole dispositive power over their shares.

Name	(1) Shares Beneficially Owned on October 15, 2015	Percent of Class
Non-employee Directors (listed alphabetically):
Richard L. Goldberg	26,234	*
Edwin Kantor	32,292	*
Ira S. Kaplan	23,734	*
Robert G. Paul	25,491	*
Lawrence J. Waldman	-	*

Named Executive Officers (listed alphabetically):
Richard L. Burt	193,895	1.2%
Fred Kornberg	713,571	4.3%
Robert L. McCollum (2)	128,378	*
Michael D. Porcelain	203,892	1.3%
Robert G. Rouse (3)	1,293	*
Stanton D. Sloane	24,055	*
All current directors and executive officers as a group (9 persons)	1,282,341	7.7%

_____________________
* Less than one percent

(1)
Includes: (i) 2,687 stock units held by Mr. Paul, (ii) 744 stock units held by Dr. Sloane, (iii) 4,725 restricted stock units held by each of Messrs. Goldberg, Kaplan and Paul and 3,167 restricted stock units held by Mr. Kantor (iv) 7,461 performance shares held by Mr. Kornberg, (v) 5,072 share units held by Mr. Porcelain, and (vi) the following shares of our Common Stock underlying stock options with respect to which such persons have the right to acquire beneficial ownership within 60 days from October 15, 2015: Mr. Goldberg 15,000 shares; Mr. Kantor 18,750 shares; Mr. Kaplan 15,000 shares; Mr. Paul 15,000 shares; Dr. Sloane 20,753 shares; Mr. Burt 34,100 shares, Mr. Kornberg 285,000 shares; Mr. Porcelain 138,550 shares; and all current directors and executive officers as a group 584,353 shares. We calculated the percentage of the outstanding class beneficially owned by each person and by the group treating their shares subject to this right to acquire within 60 days as outstanding.

(2)
Mr. McCollum retired effective August 2, 2015, and he is no longer an executive officer. The number of shares beneficially owned by Mr. McCollum includes 69,850 shares of our Common Stock underlying stock options with respect to which Mr. McCollum has the right to acquire beneficial ownership within 60 days from October 15, 2015.

(3)	Mr. Rouse’s employment with the Company ceased on August 14, 2015, and he is no longer an executive officer.

2015 Proxy Statement 7

STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

Name	Principal Occupation	Age	For Term Expiring In	Served As Director Since

Directors nominated for election at Fiscal 2015 Annual Meeting (listed alphabetically):
Robert G. Paul	Private Investor	73	2018	2007
Lawrence J. Waldman	Advisor, EisnerAmper LLP	69	2018	2015

Continuing Directors (in order of expiration of current term):
Fred Kornberg	Executive Chairman of Comtech	79	2016	1971
Edwin Kantor	Chairman of S2K Partners LLC	83	2016	2001
Ira S. Kaplan	Private Investor	79	2017	2002
Dr. Stanton D. Sloane	President and Chief Executive Officer of Comtech	65	2017	2012

Former Directors
Richard L. Goldberg	Independent Senior Strategic Advisor	79	-	-

Other Executive Officers (listed alphabetically):
Richard L. Burt	Senior Vice President of Comtech; President of Comtech Systems, Inc.	74	-	-
Robert L. McCollum	Former Senior Vice President of Comtech and Former President of Comtech EF Data Corp.	65	-	-
Michael D. Porcelain	Senior Vice President; Chief Financial Officer of Comtech	46	-	-
Robert G. Rouse	Former Senior Advisor of Comtech	51	-	-

Our Nominees’ Biographies and Director Qualifications

Robert G. Paul

Biography

Mr. Paul has been a director of Comtech since March 2007. He serves on the boards of directors of Rogers Corporation and Kemet Corporation, and previously served on the board of directors of Andrew Corporation from 2003 to 2005. He was the Group President, Base Station Subsystems, for Andrew Corporation from 2003 to 2004. Mr. Paul was the President and Chief Executive Officer of Allen Telecom Inc. from 1989 to 2003. He also served in various other capacities at Allen Telecom, which he joined in 1970, including Chief Financial Officer.

Director Qualifications

Mr. Paul has significant experience leading a multinational public corporation whose performance, like Comtech’s, is largely driven by technological innovation and product research and development. Those leadership experiences and his service as a director of other public companies are significant assets to the Company.

2015 Proxy Statement 8

STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

Mr. Paul meets the independence guidelines established by the Board of Directors and the applicable NASDAQ listing standards, qualifies as an audit committee financial expert as defined by SEC rules, and currently is a member of the following Committees of the Board of Directors:

•	Audit Committee (Chairman); and

•	Nominating and Governance Committee.

Lawrence J. Waldman

Biography

Mr. Waldman has been a director of Comtech since August 2015. He also serves as a member of the board of directors and Lead Independent Director of Bovie Medical Corporation, and as chair of its audit committee. Mr. Waldman serves as a member of the board of directors of Northstar/RXR Metro Income, Inc., an SEC registered non-traded real estate investment trust and as a member of its audit committee, and is also an Advisor to the accounting firm of EisnerAmper LLP, where he was previously the Partner-in-Charge of Commercial Audit Practice Development for Long Island. Prior to joining EisnerAmper LLP, Mr. Waldman was the Partner-in-Charge of Commercial Audit Practice Development for Holtz Rubenstein Reminick, LLP from July 2006 to August 2011. Mr. Waldman was the Managing Partner of the Long Island office of KPMG LLP from 1994 through 2006, the accounting firm where he began his career in 1972.

Mr. Waldman is currently Chairman of the board of directors of the Long Island Association, a member of the boards of directors of the Long Island Angel Network and the Advanced Energy Research Center at Stony Brook University, and a member of the Dean's Advisory Board of the Hofstra University Frank G. Zarb School of Business. Mr. Waldman serves as a member of the State University of New York's Board of Trustees and as chair of its audit committee. He also serves as the Chairman of the Supervisory Committee of Bethpage Federal Credit Union. Mr. Waldman previously served as the Chairman of the Board of Trustees of the Long Island Power Authority (LIPA) and as chair and a member of its finance and audit committee.

Mr. Waldman is a certified public accountant in New York State. He is a member of the American Institute of Certified Public Accountants and the New York State Society of CPAs. Mr. Waldman holds a Bachelor of Science and a Master of Business Administration from Hofstra University in Hempstead, New York, where he is also an adjunct professor.

Director Qualifications

Mr. Waldman has significant experience leading public accounting firms, and his extensive experience as a member of a variety of business, industry and civic boards allows him to bring a diverse perspective to our Board.

Mr. Waldman meets the independence guidelines established by the Board of Directors and the applicable NASDAQ listing standards, qualifies as an audit committee financial expert as defined by SEC rules, and currently is a member of the following Committees of the Board of Directors:

•	Audit Committee

Continuing Directors’ Biographies and Director Qualifications

Fred Kornberg (Executive Chairman of the Board of Directors)

Biography

Mr. Kornberg has been Executive Chairman of Comtech since January 2015. Prior to that, he was Chief Executive Officer and President since 1976, and Executive Vice President of Comtech from 1971 to 1976 and the General Manager of the telecommunications transmission segment.

2015 Proxy Statement 9

STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

Director Qualifications

Mr. Kornberg brings to his director role deep knowledge of the Company’s history, strategies, technologies and culture. His experience leading the Company’s management and the depth of his knowledge of our business enable him to provide valuable leadership on complex business matters that we face on an ongoing basis. Mr. Kornberg has been the driving force behind the Company’s continuous efforts in technological innovation and operational excellence to achieve market leadership and generate long-term stockholder value. Mr. Kornberg has been a director of Comtech since 1971 and is currently a member of the Executive Committee of the Board of Directors.

Edwin Kantor (Lead Independent Director)

Biography

Mr. Kantor has been a director of Comtech since 2001 and Lead Independent Director commencing in 2011. He currently serves as Chairman of S2K Partners LLC. Previously he was Vice Chairman of Investment Banking with Cantor Fitzgerald & Co. from 2009 to 2012 and was Chairman of BK Financial Services LLP from 2002 to 2009. He served as Co-Chief Executive Officer of TPB Financial Services and was Co-Chairman and Co-Chief Executive Officer of HCFP/Brenner Securities from 1999 to 2001. He was Vice Chairman of Barington Capital Group from 1993 to 1999. Prior to joining Barington, Mr. Kantor spent 37 years in the securities industry with Drexel Burnham Lambert and its predecessor firms, where he held various positions, including serving as the firm's Vice Chairman.

Director Qualifications

Mr. Kantor brings his distinguished career in the financial services industry and a deep understanding of the public capital markets to his director role. His background and acumen enable him to make a valuable contribution to the Board’s oversight of Comtech’s capital structure and finances. As the former Vice Chairman of Investment Banking with Cantor Fitzgerald & Co and current Chairman of S2K Partners LLC, Mr. Kantor brings to us emerging and evolving knowledge related to strategic planning, capital raising, mergers and acquisitions and economic analysis.

Mr. Kantor meets the independence guidelines established by the Board of Directors and the applicable NASDAQ listing standards, and currently is a member of the following Committees of the Board of Directors:

•	Nominating and Governance Committee;

•	Executive Compensation Committee; and

•	Executive Committee

2015 Proxy Statement 10

STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

Dr. Stanton D. Sloane (President, Chief Executive Officer, and Director)

Biography

Dr. Sloane has been President and Chief Executive Officer of Comtech since January 2015, and a Director since January 2012. Prior to joining Comtech, Dr. Sloane was President and CEO and a member of the board of directors of Decision Sciences International Corporation, a privately-held advanced security and detection systems company, from August 2011 through January 2015. Prior to that, he served as President and CEO and a member of the board of directors of SRA International, Inc. (“SRA”), an information solutions company which, at the time, was a $1.8 billion New York Stock Exchange listed company. He served as President and CEO of SRA from April 2007 through July 2011, during which time he helped lead the sale of SRA to a private equity firm. During his four-year leadership tenure, SRA grew significantly. Prior to joining SRA, he was Executive Vice President of Lockheed Martin’s Integrated Systems & Solutions (a division with $5 billion in revenue and 14,000 persons under his direction) from June 2004 until April 2007. He began his business career with General Electric Aerospace in 1984 and progressed through engineering, program management, and business development assignments in a variety of GE Aerospace and subsequently Lockheed Martin businesses. He also served as an officer in the U.S. Navy from 1976 until 1981. Dr. Sloane previously served on the boards of three non-profit organizations - Shakespeare Theater, Professional Service Corporation and Tech America. Dr. Sloane holds a bachelor’s degree in Professional Studies (Aeronautics) from Barry University, a master’s degree in Human Resources Management from Pepperdine University, and a Doctor of Management degree from the Weatherhead Business School at Case Western Reserve University.

Director Qualifications

Prior to serving as Comtech's President and Chief Executive Officer, Dr. Sloane served in various senior leadership positions at technology, security and defense companies. Dr. Sloane’s strong leadership track record and deep knowledge of the technology and defense sectors are valuable assets to Comtech’s Board and our business. Dr. Sloane currently is the Chairman of the Executive Committee of the Board of Directors.

Ira S. Kaplan (Director)

Biography

Mr. Kaplan has been a director of Comtech since 2002 and is currently a private investor. Mr. Kaplan was President and Chief Operating Officer (“COO”) of EDO Corporation from 1998 to 2000 and, following the merger of EDO Corporation with AIL Technologies Inc., Mr. Kaplan served as the Executive Vice President and COO of the combined companies with responsibility to manage the integration of the companies. Mr. Kaplan held that position until his retirement in 2001. EDO Corporation was a supplier of sophisticated, highly engineered products and systems for defense, aerospace and industrial applications. EDO was purchased by ITT, and the operations that Mr. Kaplan oversaw were spun-off as part of a publicly-traded company that was called Exelis, which was subsequently purchased by Harris Corporation.

Director Qualifications

With more than 40 years of experience, including holding senior executive positions at a similar company, Mr. Kaplan brings valuable experience arising from his deep understanding of the defense and communications industries and provides perspective on the Company’s business opportunities, supply chain and general management matters. Mr. Kaplan meets the independence guidelines established by the Board of Directors and the applicable NASDAQ listing standards, and currently is a member of the following Committees of the Board of Directors:

•	Audit Committee; and

•	Executive Compensation Committee (Chairman)

2015 Proxy Statement 11

STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

Former Director Biography

Richard L. Goldberg

Biography

Mr. Goldberg was a director of Comtech from 1983 until November 2015. Since November 1, 2004, he has been an Independent Senior Strategic Advisor to a number of enterprises engaged in diverse businesses, counseling his clients with respect to a wide range of corporate and business matters, including new business opportunities, financing for corporate growth, mergers and acquisitions, and governance practices and policies. From 1990 until 2004, he was a Senior Partner of Proskauer Rose LLP, at which time he stepped away to become an Optional Service Partner of that firm. He was a Partner of Botein Hays & Sklar from 1966 to 1990.

During fiscal 2015, Mr. Goldberg served a member of the Executive Committee, the Nominating and Governance Committee (Chairman), and the Audit Committee.

On November 19, 2015, Mr. Goldberg submitted his resignation as Director effective on such date. Therefore, he is not standing for re-election at the fiscal 2015 Annual Meeting.

Our Other Current Executive Officers (listed in alphabetical order)

Richard L. Burt

Biography

Mr. Burt has been Senior Vice President of Comtech since 1998 and had been a Vice President since 1992. He has been President of Comtech Systems, Inc. since 1989 and Vice President since its founding in 1984. Mr. Burt first joined Comtech in 1979. Prior to joining Comtech, Mr. Burt held roles at Westinghouse, Page Communications, Radio Engineering Laboratories and Rockwell International.

Michael D. Porcelain

Biography

Mr. Porcelain has been Senior Vice President and Chief Financial Officer of Comtech since March 2006 and was previously Vice President of Finance and Internal Audit of Comtech from 2002 to March 2006. Prior to joining Comtech, Mr. Porcelain was Director of Corporate Profit and Business Planning for Symbol Technologies, a mobile wireless information solutions company, where he was employed from 1998 to 2002. Previously, he spent five years in public accounting holding various positions, including Manager in the Transaction Advisory Services Group of PricewaterhouseCoopers. Since 1998, he has owned and operated The Independent Adviser Corporation, a privately held company which holds the rights to use certain intellectual properties and trademarks (including various Internet websites) related to the financial planning and advisory industry. Mr. Porcelain is also an Adjunct Professor at St. John’s University located in New York where he currently teaches graduate level accounting courses.

Our Former Executive Officers (listed in alphabetical order)

Robert L. McCollum

Biography

Mr. McCollum was Senior Vice President of Comtech from 2000 until his retirement in August 2015. He founded Comtech Communications Corp. in 1994 and had been its President since its formation. In July 2000, Comtech combined Comtech Communications Corp. with Comtech EF Data Corp.

2015 Proxy Statement 12

STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

Robert G. Rouse

Biography

Mr. Rouse was Senior Advisor of Comtech from January 2015 through August 2015. Prior to that, he was Senior Vice President, Strategy and M&A of Comtech from February 2011 until August 2015. Prior to rejoining Comtech, Mr. Rouse co-founded two start-up companies in the consumer products area, Versa-Derm, LLC and XO Products, LLC, and is currently a non-managing member of XO Products, LLC. Mr. Rouse was Executive Vice President of Comtech from September 2004 to August 2008, and was previously Senior Vice President of Comtech from 2001 to September 2004. He was Chief Operating Officer of Comtech from March 2006 to August 2008, and had been Chief Financial Officer of Comtech from 2001 to March 2006. Mr. Rouse was previously employed by KPMG LLP in various capacities for 15 years, including as a partner in the firm’s assurance practice from 1998 to 2001.

2015 Proxy Statement 13

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board’s Oversight Role

Our Board of Directors oversees the management of our business, in accordance with Delaware General Corporation Law and our Certificate of Incorporation and By-Laws. Members of our Board of Directors are kept informed of our business through discussions with our Executive Chairman, Chief Executive Officer (“CEO”) and other officers, by reviewing materials provided to them, and by participating in regular and special meetings of our Board of Directors and its committees. The Board and its committees also confer, as needed, with independent financial, executive compensation and other advisors. In addition, to promote open discussion among our non-employee directors, those directors meet in scheduled executive sessions without the participation of any member of management, including our Executive Chairman and our CEO.

Our Governance Policies and Guidelines

Our Board of Directors has adopted Corporate Governance Policies and Guidelines. These policies and guidelines, in conjunction with the Company’s Certificate of Incorporation and By-Laws, and the charters of the committees of the Board of Directors, form the framework for the governance of the Company.

The following is a summary of the key components of our Corporate Governance Policies and Guidelines (which can be found at our web site at http://www.comtechtel.com/directors.cfm):

•	Directors should have high professional and personal ethics and values, and should have experience in areas of particular significance to the long-term creation of stockholder value.

•	Directors must have sufficient time to carry out their duties and limit their service to no more than three other public company boards.

•
Each member of our Board of Directors must at all times exhibit high standards of integrity and ethical behavior and adhere to our Standards of Business Conduct. We require directors as well as employees to certify in writing on an annual basis that they have read and will abide by such standards. In addition, Directors must avoid any conflict between their own interests and the interests of the Company in dealing with suppliers, customers, and other third parties, and in the conduct of their personal affairs.

•	Unless requested by the Board of Directors to remain, an employee director is expected to resign from the Board of Directors at the time employment terminates.

•	The Board of Directors shall hold executive sessions of independent directors as necessary, but at least once a year.

•
The Board of Directors shall regularly consider succession plans addressing the potential resignation or unavailability of our CEO, and shall regularly consider and discuss with our CEO his plans addressing the potential resignation or unavailability of the executive officers reporting to our CEO. These plans are discussed by the Board of Directors at least annually.

•
Directors are encouraged to talk directly to any member of management regarding any questions or concerns the directors may have. Members of senior management, as appropriate, can attend Board meetings, if invited.

•
The Board of Directors and each committee of the Board have the authority to retain and discharge independent advisors as the Board of Directors and any such committee deems necessary, including the sole authority to approve the advisors’ fees.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

•	The Board of Directors and each committee conducts a self-evaluation annually. The Nominating and Governance Committee oversees each such annual self-evaluation.

•
Non-employee directors are required to hold an equity ownership interest in Company stock with a market value of at least six times their respective annual cash retainer. Our Executive Chairman and our CEO are each required to hold an equity ownership interest in Company stock with a market value of at least six times their annual base salary. All other executive officers are required to hold an equity ownership interest of at least 20,000 shares or shares with a market value of at least two times their respective annual base salary, whichever is less. Until applicable equity ownership interest guidelines are met, non-employee directors and executive officers are required to hold any shares received from the exercise of stock options or the delivery of shares pursuant to a restricted stock-based award or similar awards issued in fiscal 2011 or later, less the number of shares used for the payment of any related exercise price and applicable taxes.

•	The Nominating and Governance Committee of the Board of Directors maintains guidelines for the review, approval or ratification and disclosure of “related person transactions” as defined by SEC rules.

•	The Chairperson of the Nominating and Governance Committee (and if different, our Lead Independent Director) shall receive copies of stockholder communications directed to non-management directors.

Independent Directors

Our Board of Directors has a long-standing commitment to sound and effective corporate governance, the foundation of which is our Board’s policy that a substantial majority of our directors should be independent. We have two directors who are employees of the Company (our Executive Chairman, Mr. Fred Kornberg, and Dr. Stanton D. Slone, who is our President and CEO).

Our Board of Directors has determined that all four of our other directors have no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that all of these directors also meet the applicable definition of an “independent director” under the applicable listing standards of the NASDAQ Stock Market (“NASDAQ”).

Executive sessions of the independent directors occur without the presence of the Executive Chairman and the CEO. The Board believes that executive sessions of the independent directors and the existence of a Lead Independent Director play important roles in the governance structure of Comtech.

In fiscal 2015, the independent directors held five executive sessions. These sessions included discussion on a wide range of strategic matters.

Board Leadership Structure

The Executive Chairman of the Board is Fred Kornberg. Mr. Kornberg is responsible for general oversight of our businesses and the various executive management teams that are responsible for our day-to-day operations, and he is accountable directly to the full Board of Directors. As Executive Chairman, Mr. Kornberg’s in-depth knowledge of our Company’s strategic priorities and operations enables him to facilitate effective communication between management and the Board and see to it that key issues and recommendations are brought to the attention of the Board. Our Board believes that, in light of our three complementary business segments, this streamlined leadership structure is currently appropriate for our Company as it enhances the ability of our business segments to operate flexibly to maximize responsiveness to our customers.

2015 Proxy Statement 15

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Edwin Kantor serves as our Lead Independent Director. As Lead Independent Director, Mr. Kantor presides at meetings of the Board in the absence, or upon the request, of the Executive Chairman: presides at executive sessions of the independent directors with authority to call additional executive sessions or meetings of the independent directors (and communicating with our Executive Chairman or CEO, as appropriate, concerning matters arising from such executive sessions); approves Board meeting dates and agendas, as well as certain information packages provided to directors, and in consultation with the Executive Chairman, recommends matters for the Board to consider; serves as a liaison between independent directors and the members of senior management; and evaluates, along with the members of the Executive Compensation Committee of the Board, the performance of the Company’s Executive Chairman and the CEO.

Four of our six directors are “independent” as defined by applicable NASDAQ listing standards and we believe our overall Board leadership structure allows the Board to appropriately perform its oversight functions. The four directors determined to be independent are Messrs. Kantor, Kaplan, Paul and Waldman.

Risk Management, Environmental Compliance and Workplace Safety

In connection with its oversight responsibilities, the Board of Directors has established certain committees, including the Audit Committee, Nominating and Governance Committee and Executive Compensation Committee, which periodically assess the various significant risks that we face. These risks include financial, technological, competitive, operational and compensation-related risks. Any such risk oversight that is not specifically assigned to a Committee comes within the purview of the Audit Committee. The Board (and its various Committees) administers its risk oversight responsibilities through our CEO and our CFO who, together with our other NEOs and other management of the Company’s operating subsidiaries, review and assess the operations of the businesses as well as management's identification, assessment and mitigation of the material risks affecting our operations. The Board (and its various Committees) also periodically engages outside advisors who help assess risk.

Given social trends and global initiatives to both monitor and reduce a company’s impact on the environment and to ensure workplace safety, our Board of Directors is fully committed to a policy of compliance with all such applicable rules and regulations. To that end, our Board will periodically assess the need for the establishment of other Board level committees. We believe we have a successful track record of maintaining compliance with the various global environmental standards and initiatives that are applicable to our business segments.

Committees of the Board of Directors

Nominating and Governance
The Nominating and Governance Committee is responsible for, among other things, identifying and evaluating candidates for election as members of our Board of Directors and reviewing matters concerning corporate governance policy, including responding to any stockholder concerns about corporate governance, Board of Directors and committee self-evaluations, and any related-party transactions.

In seeking and evaluating prospective members of our Board of Directors, our Nominating and Governance Committee considers the nature and scope of our business activities, and the capacity of our Board of Directors to provide oversight and positive contributions in areas of particular significance to the long-term creation of stockholder value. Areas of experience and capability that our Nominating and Governance Committee particularly believes should be represented on our Board of Directors include operational, accounting and finance, and technology experience related to our business.

2015 Proxy Statement 16

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Nominating and Governance Committee identifies nominees first by evaluating the current members of the Board of Directors willing to continue in service. If any member of the Board does not wish to continue in service, or if the Nominating and Governance Committee or the Board of Directors decides not to re-nominate a member for re-election, the Nominating and Governance Committee will identify the required skills, background and experience of a new nominee, taking into account prevailing business conditions, and will source relevant candidates and present candidates to the Board of Directors. In connection with the identification of possible new directors, the Nominating and Governance Committee seeks diversity of professional experience, education, skill, gender, race, ethnic or national origin, age and other qualities and attributes as compared to the current Board members. These factors are important as a diverse Board can provide different perspectives to Board discussions and decisions.

In evaluating director candidates, the Nominating and Governance Committee generally considers the following factors:

•	our needs with respect to the particular competencies and experience of our directors;

•
the knowledge, skills and background of candidates, in light of prevailing business conditions and the knowledge, skills, background and experience already possessed by other members of our Board of Directors;

•	familiarity with our business and businesses similar or analogous to ours; and

•	financial acumen and corporate governance experience.

Our Nominating and Governance Committee also believes that individual candidates should also demonstrate high levels of commitment, adequate availability to actively participate in our Board of Directors’ affairs, and high levels of integrity and sensitivity to current business and corporate governance trends. Before recommending a candidate to our Board of Directors, all members of our Nominating and Governance Committee will participate in interviews with the candidate and our Nominating and Governance Committee will seek to arrange meetings between the candidate and other members of our Board of Directors. Candidates are typically identified by our Board of Directors, including with the assistance of a global search firm experienced in director candidate searches. Our Nominating and Governance Committee will consider individuals recommended by stockholders. A stockholder who wishes to recommend a candidate for consideration by the Nominating and Governance Committee should do so in writing addressed to the Nominating and Governance Committee Chairman at Comtech Telecommunications Corp., 68 South Service Road, Suite 230, Melville, NY 11747. Candidates recommended by stockholders will be considered according to the same standards of perceived Comtech need and potential individual contribution as are applied to candidates from other sources.

In connection with our Board of Directors decision to add a new Board member in fiscal 2015, the Nominating and Governance Committee met with certain Board member candidates. After considering diversity of professional experience, education, skill, gender, race, ethnic or national origin, age and other qualities and attributes as compared to the current Board members, in August 2015 the Nominating and Governance Committee recommended the election of Lawrence J. Waldman, and the Board of Directors unanimously elected Mr. Waldman as Director. Mr. Waldman was recommended to the Nominating and Governance Committee as a Board member candidate by Mr. Kantor. Mr. Waldman has been nominated for re-election at the fiscal 2015 annual meeting of stockholders.

Our Board of Directors has determined that each member of our Nominating and Governance Committee is an “independent director,” as that term is defined in applicable NASDAQ listing standards. Our Nominating and Governance Committee’s Charter and our Corporate Governance Policy and Guidelines are available on our website at www.comtechtel.com, under the link for “Board of Directors” in the “Investor Relations” section.

During fiscal 2015, our Nominating and Governance Committee held two meetings.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Audit
Our Audit Committee functions include engaging our independent registered public accounting firm; directing investigations into accounting, finance and internal control matters; reviewing the plan and results of audits with our independent registered public accounting firm; overseeing our internal audit function; reviewing our internal accounting controls and approving services to be performed by our independent registered public accounting firm and related fees.

Our Board of Directors has determined that all members of our Audit Committee are qualified to be members of the Committee in accordance with NASDAQ Marketplace Rules and meet the independence criteria set forth in the rules of the SEC. Our Board of Directors has determined that each of Messrs. Paul and Waldman qualifies as “audit committee financial experts,” as defined by SEC rules, based on their education, background and experience.

Our Audit Committee’s Charter is available on our website at www.comtechtel.com under the link for “Board of Directors” in the “Investor Relations” section.

During fiscal 2015, our Audit Committee held five meetings.

Executive Compensation
Our Executive Compensation Committee (referred to throughout this proxy by name or by “ECC”) of our Board of Directors considers and authorizes remuneration arrangements for our executive officers. The ECC also constitutes our Stock Option Committee which administers our stock incentive plan. The ECC determines the terms of performance-based awards for our executive officers, and negotiates the terms of any employment-related agreements with our executive officers. In addition, the ECC monitors the aggregate share usage under our stock incentive programs and potential dilution of the equity-based programs, except with respect to the application of our Company’s 2000 Stock Incentive Plan to non-employee directors.

From time to time, the ECC retains executive compensation consulting firms to advise and assist it with respect to certain executive compensation matters. During fiscal 2015, the ECC engaged Arthur J. Gallagher & Co. (“Gallagher & Co.”), an independent executive compensation consulting firm. The ECC has the sole authority to set Gallagher & Co.’s compensation and/or to terminate the services of Gallagher & Co. Gallagher & Co. provides no other services to Comtech, other than those relating to executive and director compensation. The ECC has determined that Gallagher & Co. has no conflict of interest and is independent in its role as compensation consultant to the ECC.

The ECC often requests our Executive Chairman, CEO and CFO to be present at meetings where executive compensation and corporate and individual performance are discussed and evaluated by the ECC or the Board of Directors. At these meetings and at other times, these executives provide insight, suggestions and recommendations, as requested by the ECC, regarding executive compensation matters. The ECC also meets with our Executive Chairman and CEO to discuss their respective compensation packages, and their recommendations for other executives. Ultimately, decisions regarding compensation for our NEOs are made by the ECC.

Only ECC members are allowed to vote on decisions made regarding executive compensation, and these votes generally take place during the “executive session” portion of the ECC meetings, when members of management are not present.

Our Board of Directors has determined that each member of the ECC is an “independent director,” as that term is defined in applicable NASDAQ listing standards. The ECC’s Charter is available on our website at www.comtechtel.com under the link for “Board of Directors” in the “Investor Relations” section.

The ECC held ten meetings during the past fiscal year.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Executive
Except as limited by law, our Executive Committee has the authority to act upon all matters requiring Board of Directors approval. In practice, our Executive Committee has been tasked, when necessary, with finalizing the logistics and administrative tasks associated with decisions that have been vetted by the full Board of Directors. During fiscal 2015, the Executive Committee did not hold any meetings.

Attendance

Our Board of Directors has adopted a policy which encourages directors, if practicable and time permitting, to attend our annual meetings of stockholders, either in person, by telephone or by other similar means of live communications (including video conference or webcast). All incumbent directors, who were serving as directors at the time, attended our Fiscal 2014 Annual Meeting of Stockholders in person.

Our Board of Directors held eleven meetings during fiscal 2015, including regularly scheduled and special meetings.

During fiscal 2015, all of our incumbent directors attended more than 88% of the meetings held by the Board of Directors, and all committees on which they served.

Communications with Our Board of Directors

Stockholders may communicate with our Board of Directors, our Lead Independent Director or any other individual director by writing to us at Comtech Telecommunications Corp., Attention: Corporate Secretary, 68 South Service Road, Suite 230, Melville, NY 11747.

Code of Ethics

We have adopted a written Standards of Business Conduct that applies to our Board of Directors, principal executive officer, principal financial officer, principal accounting officer, controller and to all of our other employees. These standards are a guide to help ensure compliance with our high ethical standards. A copy of the Standards of Business Conduct is maintained on our website at www.comtechtel.com, under the link “Investor Relations.”

We intend to post on our website, as required, any amendment to, or waiver from, any provision in our Standards of Business Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and that relates to any element of the standards enumerated in the rules of the SEC.

2015 Proxy Statement 19

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Table of Director Compensation for Fiscal 2015

Name	Fees Earned or Paid in Cash (1)	Option Awards (2)	Stock Awards (3)	All Other Compensation	Total
Richard L. Goldberg	$53,125	$72,300	-	-	$125,425
Edwin Kantor	65,000	72,300	-	-	137,300
Ira S. Kaplan	58,125	72,300	-	-	130,425
Robert G. Paul	62,500	36,150	$45,020	-	143,670
Stanton D. Sloane	38,519	-	-	-	38,519

(1)
Fred Kornberg, our Executive Chairman, is not included in this table because he receives no separate compensation for his services as Director. Amounts presented for Stanton D. Sloane reflect payments for service as Director prior to the time he was appointed President and CEO of the Company. Since that time, Dr. Sloane no longer receives any separate compensation for his services as Director. Fees earned include fees that Messrs. Paul and Sloane elected to forego during fiscal 2015 in exchange for 402 and 338 stock units, respectively.

(2)
Amounts in this column reflect the annual non-employee director grant for fiscal 2015 which was granted on August 4, 2015 (i.e., shortly after fiscal 2015). The directors received stock options, with an exercise price of $28.35 per share, as follows: Mr. Goldberg, 15,000; Mr. Kantor, 15,000, Mr. Kaplan, 15,000 and Mr. Paul, 7,500. Assumptions used in the calculation of these amounts are similar to those discussed in Note 9 to our audited consolidated financial statements for the fiscal year ended July 31, 2015, included in our Annual Report on Form 10-K, filed with the SEC on September 28, 2015. At July 31, 2015, non-employee directors held outstanding stock options as follows: Mr. Goldberg, 15,000; Mr. Kantor, 30,000; Mr. Kaplan, 15,000; and Mr. Paul, 15,000. Dr. Sloane's holdings of equity awards at July 31, 2015 are shown under the caption "Outstanding Equity Awards at Fiscal Year End - Fiscal 2015."

(3)
The amount in this column represents the aggregate grant date fair value, calculated in accordance with SEC rules, of restricted stock units granted on August 4, 2015 (i.e., shortly after fiscal 2015). At that date, pursuant to his election, Mr. Paul received 1,588 shares of restricted stock units in lieu of 7,500 non-qualified stock options. Each restricted stock unit has a fair value equal to the closing price per share of our common stock on the date of grant. At July 31, 2015, Messrs. Goldberg, Kaplan, and Paul each held outstanding 2,598 unvested restricted stock units. Mr. Kantor held outstanding 1,038 unvested shares of restricted stock.

In fiscal 2015, each non-employee director received an annualized cash retainer of $50,000 (including the value of any stock units received, in lieu of cash). In addition, Mr. Goldberg, as the Chairman of the Nominating and Governance Committee, received an additional annual retainer of $3,125, Mr. Kantor, as the Lead Independent Director, received an additional annual retainer of $15,000, Mr. Kaplan, as the Chairman of the Executive Compensation Committee, received an additional annual retainer of $8,125, Mr. Paul, as the Chairman of the Audit Committee, received an additional annual retainer of $12,500, and Dr. Sloane, as the Chairman of the Executive Committee, received a pro-rata additional annual retainer of $1,834 for the period during which he served as a non-employee director. Directors may elect to receive stock units in lieu of cash retainer amounts.

Restricted stock units and restricted stock granted to non-employee directors have a vesting period of three years (25% on the first and second anniversaries of grant, and 50% on the third anniversary of grant) subject to accelerated vesting upon death of the director or a change-in-control. Restricted stock units are convertible into shares of Common Stock on a one-for-one basis, generally at the time of termination, or earlier in certain circumstances. Under our 2000 Stock Incentive Plan, the exercise price of all non-employee director stock options is equal to the stock’s fair market value on the date of grant. The options expire five years after the date of grant, and become exercisable as to 25% of the underlying shares on each of the first and second anniversaries of the date of grant and as to the remaining 50% of the underlying shares on the third anniversary of the date of grant, subject to accelerated vesting upon death of the director or a change-in-control.

2015 Proxy Statement 20

COMPENSATION DISCUSSION AND ANALYSIS

The Executive Compensation Committee (“ECC”) determines the compensation of all of our executive officers. This compensation discussion and analysis (“CD&A”) focuses on our Named Executive Officers (“NEOs”) and should be read in conjunction with the “Summary Compensation Table” and other compensation tables in this Proxy Statement.

Overview

In recent years, the ECC has made important modifications and enhancements to our executive compensation program including: (i) establishing total direct compensation targets for each NEO, (ii) establishing annual non-equity incentive award opportunities based on targeted dollar amounts for each NEO (previously, these opportunities were calculated based on a percentage of pre-tax profit), (iii) significantly reducing the maximum annual non-equity incentive payout opportunity for all of our NEOs, (iv) introducing long-term performance shares (commonly referred to as performance-based restricted stock units) with challenging three-year performance goals for adjusted EBITDA and revenue, (v) eliminating all remaining tax “gross-up” entitlements for our NEOs, (vi), adopting an annual GAAP diluted earnings per share (“EPS”) performance metric for NEOs with company-wide responsibilities, (vii) requiring that a minimum of 70% of financial goals, provided for in our annual non-equity incentive awards, be met before any payout, (viii) adopting mandatory equity ownership interest guidelines for both NEOs and non-employee directors, and (ix) issuing restricted stock units with performance conditions as a component of annual equity awards for our NEOs in contrast to our historical practice of solely awarding stock options. In deciding on these modifications and enhancements, the ECC considered stockholder feedback.

The ECC believes that the modifications and enhancements it made to our executive compensation program over the years were appropriate and have played an important role in further incentivizing our NEOs to guide our company to success. The ECC also believes that our NEOs' skills and experience are critical and will drive long-term total stockholder returns. Since announcing these changes, our stockholders have twice supported our say-on-pay proposals by votes that exceeded 96%, a strong endorsement of our revised executive compensation program.

The ECC believes that our executive compensation program is designed to produce long-term business success and is based on a pay-for-performance philosophy.

In determining financial and personal performance goals and award opportunities at the beginning of fiscal 2015, the ECC established targets intended to motivate our executive officers to achieve year-over-year financial growth despite difficult global business conditions that our NEOs were facing. As such, the established fiscal 2015 non-equity incentive plan performance goals were deemed challenging and to some extent constituting “stretch” goals at target.

During fiscal 2015, our business encountered unexpected and more volatile economic conditions. Specifically, global oil prices plunged and many oil-producing customers and certain businesses experienced dramatic reductions in their revenue. In addition, many of our international customers were negatively impacted by the strengthening of the U.S. dollar, the currency in which virtually all of our sales are denominated. Both lower oil prices and a stronger U.S. dollar lower the purchasing power of many of our international customers.

Based on these unexpected conditions, in fiscal 2015, our revenues and operating income declined from the prior year. Our executive officers were able to reduce certain expenses resulting in a smaller percentage decline in net income. We experienced a negative one-year total stockholder return and our NEOs’ compensation was negatively impacted. Specifically, annual incentive payouts to our NEOs, and the values realizable by NEOs from long-term incentive awards, were substantially below target levels, in line with our business performance.

2015 Proxy Statement 21

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal 2015 results included the following:

•	Revenues fell by 11.5%, from $347.2 million in fiscal 2014 to $307.3 million in fiscal 2015;

•	Net income fell by 7.9%, from $25.2 million in fiscal 2014 to $23.2 million in fiscal 2015;

•	Adjusted EBITDA (non-GAAP) was $51.8 million for fiscal 2015, a 15.5% decrease from $61.3 million in fiscal 2014;

•	GAAP diluted EPS was $1.42 in fiscal 2015, up from $1.37 in fiscal 2014, a 3.6% increase;

•	Operating cash flow was $21.7 million in fiscal 2015; and

•	From July 31, 2014 to July 31, 2015 (our fiscal 2015), we generated a one-year total stockholder return of approximately -11.2% and, as of July 31, 2015, our closing stock price was $28.81.

The ECC considered other factors in evaluating the performance of our management team, including positive achievements in the face of the aforementioned difficult business conditions. Notable among these qualitative achievements are the following:

•
Developing products and services that offer long-term growth opportunities due to their (i) alignment with national defense and other national priorities, (ii) addressing needs in developing countries to upgrade communications infrastructure, (iii) providing effective means to meet increasing demand for bandwidth to support voice, video and data traffic, and (iv) positioning the Company to be able to benefit from the continued shift toward information-based network-centric warfare;

•	Recommending and overseeing multi-year research and development projects in areas that have excellent opportunities in growth markets;

•	Formed a joint venture consisting solely of our domestic operating subsidiaries in order to enhance internal collaboration and allow us to propose on new opportunities with a unified approach;

•	Began planning the integration of the activities and businesses of our mobile satellite transceiver product line with our satellite earth station product line;

•	Continually evaluating acquisition opportunities, but pursuing them in a disciplined manner; and

•
Positioning our Company to allow our Board of Directors to authorize a significant return of capital to our stockholders through our annual dividend program which was initiated in September 2010 and was increased by 20% since then to a current annual target of $1.20 per share (payable quarterly).

Also, in fiscal 2015, after considering various strategic alternatives to enhance stockholder value, including a possible merger or sale of the Company, our Board determined that the interests of the Company and its stockholders will be best served by the Company remaining independent. Each of our NEOs contributed significantly to the enormous efforts involved with analyzing various strategic alternatives. Shortly after completion of this analysis, our Board named a new President and CEO to succeed our former President and CEO who now serves as Executive Chairman of the Board.

2015 Proxy Statement 22

COMPENSATION DISCUSSION AND ANALYSIS

Looking forward, the ECC believes that our executive compensation program is appropriately designed to incentivize our executives to grow our business and drive positive long-term stockholder returns, and that our senior executives are critical to the future success of our business.

Response to Say-on-Pay Advisory Votes and Stockholder Feedback

At our January 2015 annual meeting and December 2013 annual meeting, 98.5% and 98.8%, respectively, of the shares voted were voted in favor of our executive compensation program, noteworthy increases from the 75.8% and 68.4% favorable votes in fiscal 2012 and 2011, respectively.

The ECC believes these highly supportive votes are attributable to: (i) the comprehensive review of our executive compensation program performed by the ECC over the past several years, (ii) the ECC’s listening to stockholder feedback and comments of certain leading proxy advisory firms; and (iii) the changes implemented by the ECC to our executive compensation plan, which were fully in effect in fiscal 2015.

Goals and Objectives of Our Executive Compensation Program

The principal goals of our executive compensation program for our NEOs are to help us attract, motivate and retain the talent required to develop and achieve our strategic and operating goals, with a view to maximizing stockholder value.

The ECC intends for our executive compensation program to support our growth-oriented business strategy by motivating and rewarding management activities that create long-term stockholder value.

Our key executive officer compensation objectives are to:

•	Attract and retain the key leadership talent required to successfully execute our business strategy;

•	Align executive pay with performance, both annual and long-term;

•	Ensure internal equity that reflects the relative contribution of each executive officer;

•	Strongly link the interests of executives to those of our stockholders and other key constituents;

•	Keep our executive compensation practices transparent; and

•	Administer executive compensation in a cost-effective and tax-efficient basis.

We seek to achieve these goals by placing a major portion of the executives’ total compensation at risk, in the form of annual non-equity incentive awards and long-term equity incentive awards. The ECC believes that our overall compensation program has resulted in and will continue to result in long-term alignment with our stockholders.

Annual non-equity incentives are intended to motivate and reward our NEOs’ efforts and contributions to our business success, as measured by key performance metrics. Cash bonuses can be paid separately to reward other accomplishments. Stock options, long-term performance shares and other stock-based awards create compensation opportunities intended to align management’s long-term interests with those of our stockholders and to promote long-term service. Such cash and stock-based compensation components have been critical factors in attracting and retaining key employees and are intended to contribute to a high level of executive commitment to our business success.

2015 Proxy Statement 23

COMPENSATION DISCUSSION AND ANALYSIS

The ECC assesses the performance of our NEOs in light of business conditions and based on the efforts and effectiveness of each individual NEO as well as their collective efforts. The ECC also exercises its judgment as to the appropriate sharing between management and stockholders of the benefits of our business success. We also intend that the levels of compensation available to executive officers be fair internally as compared to each other and competitive in the marketplace.

The ECC believes our executive compensation program needs to be competitive so that we can retain our senior executive officers who have demonstrated their leadership, commitment and overall worth to our organization. These executives may be sought by other firms or may have other interests. A competitive program likewise is critical to our ability to attract new executives who share our values and commitment and who have demonstrated the abilities needed to add value to Comtech.

Determination of Compensation Opportunities for NEOs

Overview and Components of Fiscal 2015 Compensation Opportunities
The ECC has historically utilized a “pay-for-performance” policy in developing and allocating compensation elements between long-term and short-term, and allocating between cash and non-cash compensation, which has resulted in significant growth and stockholder value creation when viewed over a number of years.

In making decisions regarding our executive officer compensation, ECC members also draw upon their general knowledge and understanding of what executive officers of other companies are earning, particularly in our industry, and which has been derived from publicly available information such as other public company SEC filings and published reports on executive compensation and from the Company’s preparation of and participation in benchmark studies. The ECC also has the ability to engage independent advisors and has done so in the past.

The ECC has established a policy of establishing compensation opportunities for our NEOs that we refer to as targeted total direct compensation. Targeted total direct compensation is defined, in essence, as the total of compensation components identified in the “Summary Compensation Table”, but excluding items contained in “All Other Compensation,” for each NEO. The ECC expects that targeted total direct compensation for an executive will be competitive with market levels of compensation and, as illustrated in the graph below, that the mix of compensation for any given fiscal year will be heavily weighted towards incentive-based compensation.

100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
All NEOs
50%
50%
All NEOs
60%
40%
All NEOs
63%
37%
FY 2013
FY 2014
FY 2015
Fixed Compensation
Incentive-Based Compensation

2015 Proxy Statement 24

COMPENSATION DISCUSSION AND ANALYSIS

The following table summarizes the components of total direct compensation for fiscal 2015:

Components of Total Direct Compensation For Fiscal 2015
Annual Base Salary +

Annual Non-Equity
Incentive Awards

These awards may be settled in cash or share units if at least 70% of financial goals and/or certain personal goals are determined to be achieved by the ECC.

Financial goals for our Chairman and then CEO and NEOs with company-wide responsibility are pre-tax profit, free cash flow and adjusted diluted earnings per share (all as defined). All other NEOs’ goals were based on pre-tax profit, free cash flow and bookings. All NEOs, other than our Chairman and then CEO, received five specific personal goals.

If 70% of a financial goal is deemed not achieved, the allocated amount of non-equity incentive award would be zero
	+	Long-Term Equity Incentive Awards	= Total Direct Compensation for Fiscal 2015

Stock Options

Granted with an exercise price equal to the fair market value at date of grant.

If the future stock price is not higher than the fair market value (i.e., our stock price) at date of grant an executive would not realize any compensation from stock option awards.

Long-Term Performance Shares

These awards are payable within a range of 70% to 200% of target shares if minimum 3-year financial goals are achieved.

If 70% of a financial goal is deemed not achieved, the allocated amount of long-term performance shares would be zero.

In establishing specific targeted total direct compensation in fiscal 2015 for each individual NEO, the ECC did not adopt a formal benchmarking policy but did consider prior independent studies prepared by Steven Hall & Partners (“Steven Hall”), an independent executive compensation consulting firm engaged at the time by the Committee and an update to that study prepared by Arthur J. Gallagher & Co. (“Gallagher & Co.), another independent executive compensation consulting firm. These studies provided the ECC with an understanding of the competitive range of total direct compensation for executives in comparable positions.

When determining individual components of targeted total direct compensation, each NEO’s base salary is set by the ECC and the remainder of targeted total direct compensation is apportioned approximately 50% to annual non-equity incentive compensation and 50% to long-term equity awards, with the long-term equity award component then apportioned approximately 50% each to stock options and long-term performance shares, both valued at the grant date. The ECC, after discussions with the Executive Chairman and the CEO determined final targeted total direct compensation for fiscal 2015 for each NEO (including an annualized amount for Dr. Sloane) then serving as summarized in the table below:

NEO	Targeted Total Direct Compensation
Fred Kornberg	$2,860,000
Stanton Sloane	2,075,000
Michael D. Porcelain	1,109,000
Robert G. Rouse	1,018,000
Robert L. McCollum	1,475,000
Richard L. Burt	1,038,000

2015 Proxy Statement 25

COMPENSATION DISCUSSION AND ANALYSIS

The following discusses each individual component of total direct compensation in more detail:

Annual Base Salary – Base salaries paid to our executive officers are intended to be generally competitive with those paid to executives holding comparable positions in the marketplace. The ECC reviews base salaries each year and, as appropriate, makes upward adjustments based on the ECC’s assessment of the executive officer’s individual performance, taking into consideration the operating and financial performance of our Company’s operations for which the executive is responsible. The ECC also considers the budgeted level of merit increases for all employees generally in determining salary adjustments for executive officers.

The ECC reviews public information regarding competitive levels of salary in our industry, but has not established a policy of targeting a particular benchmarked level. The ECC’s determinations regarding salary reflect a degree of subjectivity and business judgment as to the performance and competitiveness of salary levels for each individual NEO’s position.

With the exception of Dr. Sloane’s salary, the ECC increased the fiscal 2015 salary for each individual NEO by approximately 3%, in line with merit increases for salaried employees generally. Dr. Sloane’s starting salary was set by the ECC and agreed to by Dr. Sloane. In setting the starting salary for Dr. Sloane, the ECC considered salary ranges for CEOs in comparable positions.

For fiscal 2015, the following annual salary rates were in effect.

NEO	Salary
Fred Kornberg	$760,000
Stanton D. Sloane	575,000
Michael D. Porcelain	395,000
Robert G. Rouse	360,000
Robert L. McCollum	415,000
Richard L. Burt	380,000

Cash Bonuses – The ECC has the ability to award cash bonuses (as defined by SEC rules and regulations and generally referring to discretionary bonuses rather than bonuses based on attaining pre-set goals) to our NEOs which are intended to motivate and reward achievement of corporate objectives by creating the potential to earn compensation for achieving subjective or non-specific financial and performance goals.

Cash bonuses include one-time cash awards such as sign-on bonuses to a newly hired NEO and cash bonuses to an NEO for extraordinary performance. The ECC does not routinely award annual cash bonuses to NEOs.

Upon hiring Dr. Sloane in the middle of fiscal 2015, the ECC agreed that in lieu of a fiscal 2015 non-equity incentive award, Dr. Sloane would receive a guaranteed pro-rated cash bonus of $375,000 at year-end. In fiscal 2015, none of our other NEOs received cash bonuses as defined by the SEC rules.

2015 Proxy Statement 26

COMPENSATION DISCUSSION AND ANALYSIS

Non-equity Incentive Plan Awards – Non-equity incentive plan compensation is intended to motivate our NEOs to achieve annual operating objectives and goals that are designed to enhance long-term stockholder value. Non-equity incentive award opportunities are based on targeted dollar amounts for each NEO and includes specified targets, thresholds (i.e., for example, 70% of financial goals must be achieved) and maximum payout levels (for each financial goal and further subject to an aggregate non-equity incentive plan award cap, set as a multiple of annual salary). Non-equity incentive awards are subject to the terms and conditions of our 2000 Stock Incentive Plan, are intended to qualify as “performance-based” under Section 162(m) of the Internal Revenue Code and may be settled, as determined by the ECC, in cash or share units. In certain cases, our NEOs may receive a pro-rata portion of their award, including situations such as death and disability. In certain situations, settlements of awards may require the execution of an acknowledgement and release in favor of the Company.

In fiscal 2015, non-equity incentive award performance goals for each of our NEOs serving at the beginning of the fiscal year were established early in the fiscal year, as shown for each of those NEOs in the below table:

Fiscal 2015 Weighting of Non-Equity Incentive Goals and Total Target and Maximum Amounts Payable (both in dollars)
Goals (as defined)	Fred Kornberg	Michael D. Porcelain	Robert G. Rouse	Robert L. McCollum	Richard L. Burt
Pre-tax profit	33.3%	25.0%	25.0%	25.0%	25.0%
EPS	33.3%	25.0%	25.0%	-	-
Bookings	-	-	-	25.0%	25.0%
“Free” cash flow	33.3%	25.0%	25.0%	25.0%	25.0%
Five personal goals	-	25.0%	25.0%	25.0%	25.0%
Total Percentage	100.0%	100.0%	100.0%	100.0%	100.0%
Total Target Amount	$950,000	$310,000	$300,000	$500,000	$300,000
Maximum Amount	$1,425,000	$542,500	$525,000	$875,000	$525,000

Non-equity incentive awards are subject to the full negative discretion of the ECC, except for our Executive Chairman (who served also as CEO until January 2015), who, pursuant to his amended and restated employment agreement, is entitled to a minimum amount (which in fiscal 2015 was $240,000) calculated based on 3.0% of pre-tax profit subject to a $1.0 million limit (including base salary which was $760,000 in fiscal 2015). If an executive does not achieve at least 70% of one financial goal and does not meet any of their personal goals (as applicable), the amount payable to the executive would be zero.

Dr. Sloane, who was hired in the middle of fiscal 2015, received a guaranteed pro-rated cash bonus of $375,000 for fiscal 2015, and therefore did not receive a non-equity incentive award for fiscal 2015.

2015 Proxy Statement 27

COMPENSATION DISCUSSION AND ANALYSIS

The actual fiscal 2015 non-equity incentive goals for each NEO are illustrated in the below table:

Fiscal 2015 Non-Equity Incentive Goals
Goals (as defined)	Fred Kornberg	Michael D. Porcelain	Robert G. Rouse	Robert L. McCollum	Richard L. Burt
Pre-tax profit	$54,500,000	$54,500,000	$54,500,000	Confidential	Confidential
EPS	$1.93	$1.93	$1.93	Not Assigned	Not Assigned
“Free” cash flow	$1,000,000	$1,000,000	$1,000,000	Confidential	Confidential
Bookings	Not Assigned	Not Assigned	Not Assigned	Confidential	Confidential
Personal Goal #1	Not Assigned	Reduce the amount of certain expenses by a specified percentage	Establish a process for meetings and coordination with subsidiaries’ managements	Achieve a specified book-to-bill ratio	Achieve a pre-defined level of orders from a specified customer
Personal Goal #2	Not Assigned	Work with company advisor to evaluate strategic alternatives	Work with a subsidiary to get overall new business bookings to a specified level	Achieve pre-defined levels of sales growth for a specific product line to a specified customer	Win an initial order for a specific product
Personal Goal #3	Not Assigned	Achieve no significant accounting or export deficiencies and adhere to certain internal reporting requirements	Work with CEO and Board to develop strategic plan	Develop a new customer with the booking of a specified level of orders	Achieve a specified book-to-bill ratio
Personal Goal #4	Not Assigned	Work with CEO and Board to develop strategic plan	Work with a subsidiary to secure a specified level of new business	Increase the number of sales of a specified product by a specified percentage	Develop new international opportunities at a pre-defined level
Personal Goal #5	Not Assigned	Meet accounting staff headcount target	Work with company advisor to evaluate strategic alternatives	Achieve no significant accounting or export regulatory deficiencies, and adhere to certain internal reporting requirements	Achieve no significant accounting or export regulatory deficiencies and adhere to certain internal reporting requirements

2015 Proxy Statement 28

COMPENSATION DISCUSSION AND ANALYSIS

The ECC established fiscal 2015 non-equity incentive financial and personal goals at levels deemed challenging and to some extent constituting “stretch” goals at target. In establishing goals, among other items, the ECC considered our long-term strategy, our fiscal 2015 business plan, prior fiscal years’ achievements, known opportunities and our share repurchase and cash dividend programs.

Financial goals for Messrs. Kornberg, Porcelain and Rouse were based on projected consolidated results, and financial goals for Messrs. McCollum and Burt were based on the business operations for which they were responsible. Personal goals reduce the risk that our annual non-equity incentive program could provide an incentive to favor short-term results over long-term performance. Significant input on all of the performance goals was received from our then CEO and all goals were summarized on an annual “Goal Sheet” that was acknowledged by each individual NEO, including our then CEO. The threshold, target and maximum award payout opportunities established as specified dollar amounts for each of our NEOs are shown in the “Table of Grants of Plan-Based Awards that Occurred in Fiscal 2015.” The final awards in fiscal 2015 for each of our NEOs serving at the beginning of the fiscal year are reflected in the “Summary Compensation Table” as “Non-equity incentive compensation payouts” and are summarized below:

	Fred Kornberg	Michael D. Porcelain	Robert G. Rouse	Robert L. McCollum	Richard L. Burt
	Actual Achievement of Fiscal 2015 Non-Equity Incentive Goals (as defined)
Pre-tax profit	$39,315,121	$39,315,121	$39,315,121	Confidential	Confidential
EPS	$1.45	$1.45	$1.45	Not Assigned	Not Assigned
“Free” cash flow	$889,253	$889,253	$889,253	Confidential	Confidential
Bookings	Not Assigned	Not Assigned	Not Assigned	Confidential	Confidential
Personal goals	Not Assigned	5 out of 5	5 out of 5	0 out of 5	1 out of 5
	Actual Amount of Fiscal 2015 Non-Equity Incentive Award
Final non-equity incentive award payable	$748,527	$260,692	$252,283	$0	$89,062
% of targeted amount	78.8%	84.1%	84.1%	0%	29.7%

Mr. McCollum retired before the determination and payout of annual incentives; as such, he was not awarded a non-equity incentive award. When Mr. Kornberg and Mr. Rouse transitioned to different positions during the fiscal year, their annual incentive award opportunities remained in effect.

The specific level of business-unit performance targets, actual achievement of business-unit results, detailed personal performance goals and related achievement are not disclosed in this proxy because these items are confidential business information, the disclosure of which could have an adverse effect on the Company.

2015 Proxy Statement 29

COMPENSATION DISCUSSION AND ANALYSIS

Detailed Description of Methodology and Mechanical Calculation

The final non-equity incentive awards payable as a percentage of targeted amounts for fiscal 2015 (as shown in the table on the previous page), were determined by a mechanical calculation that was ultimately reviewed and approved by the ECC, after consideration of any negative discretion.

In any given fiscal year, the final non-equity incentive payable as a percentage of the total targeted amount for each NEO can range from 0% to a maximum of 175% (or 150% in the case of Mr. Kornberg). If actual financial results for any specific financial goal are above target levels, the NEO could earn up to 200% (or 150% in the case of Mr. Kornberg) of their targeted payout for that specific goal. Either an individual personal performance goal is achieved and results in earning 5% for that goal (up to 25% for all five personal goals), or that goal is not achieved and no amount is earned in respect of that personal goal. As such, if all actual financial results were at or above the maximum performance level and the NEO met all five personal goals, the resulting non-equity incentive payout would equal 175% of the NEO’s specific total non-equity incentive target (in dollars) (150% in the case of Mr. Kornberg, for whom no personal goals were specified). If the ECC determines that actual financial result for any financial performance goal for an individual NEO (including Mr. Kornberg) was less than 70% of the target, the NEO would not receive a payout tied to that specific goal. If an executive does not achieve at least 70% for one financial goal and does not meet any of their personal goals (as applicable), the amount payable to the executive would be zero. Fiscal 2015 non-equity incentive awards were or will be settled in cash.

The calculation of non-equity incentive awards and related methodology is illustrated below, using Mr. Kornberg’s final fiscal 2015 non-equity incentive award:

•
Determine the percentage achievement for actual performance for each specific financial performance goal by dividing the actual dollar achievement by the pre-established target. For example, in fiscal 2015, for Mr. Kornberg: (i) the percentage achievement for his pre-tax profit (as defined) goal was approximately 72.1% which was calculated by taking $39,315,121 and dividing it by $54,500,000 (ii) the percentage achievement for his adjusted diluted EPS goal was approximately 75.3% which was calculated by taking $1.45 (which was calculated by using fiscal 2015 GAAP diluted EPS of $1.42 and adding back $0.03 of expenses associated with the strategic alternative analysis) and dividing it by $1.93 (adjusted for rounding); the percentage achievement for his free-cash flow goal (as defined) was 88.9%, which was calculated by taking $889,253 and dividing it by $1,000,000. In each case, the threshold requirement that at least 70% of the target performance level be achieved was met.

•
Determine the amounts payable for the achievement of all financial goals. The amount payable for each financial goal is determined by multiplying the percentage achievement by the individual NEO’s total targeted non-equity incentive award (in dollars) and then multiplying that result by the original weighting assigned to arrive at an amount payable. Each amount payable is added together to arrive at the total amount payable for all financial goals. For example, in fiscal 2015, Mr. Kornberg’s percentage achievement for his pre-tax profit goal (as defined) was 72.1% which was multiplied by $950,000 and then multiplied by 33.3% to arrive at $228,437 (adjusted for rounding). His percentage achievement for his adjusted diluted EPS goal was approximately 75.3% which was multiplied by $950,000 and then multiplied by 33.3% to arrive at $238,493 (adjusted for rounding). His percentage achievement for his free cash flow goal was approximately 88.9%, which was multiplied by $950,000 and then multiplied by 33.3% to arrive at $281,597 (adjusted for rounding). The sum of these amounts equal $748,527.

2015 Proxy Statement 30

COMPENSATION DISCUSSION AND ANALYSIS

•
Determine the amount payable for the achievement of personal goals. This amount is calculated by multiplying the number of personal goals achieved by 5% and multiplying the result by the individual NEO’s total targeted non-equity incentive award (in dollars). Either a personal performance goal is achieved and results in earning 5% for that goal, or that goal is not achieved and no amount is payable in respect of that personal goal. In the case of Mr. Kornberg, no personal goals were assigned.

•
Add the amounts payable for all financial goals and personal goals to calculate an amount potentially payable to the NEO, subject to negative discretion of the ECC or any voluntary reallocations to other employees. For example, Mr. Kornberg was awarded a final non-equity incentive of $748,527, which was approximately 78.8% of the fiscal 2015 total target amount ($748,527 divided by $950,000), as the ECC did not exercise any negative discretion. This amount includes the minimum amount payable under Mr. Kornberg’s employment contract.

Use and Definitions of Pre-tax profit, Diluted EPS, “Free” Cash Flow and Bookings

The ECC has utilized pre-tax profits, diluted EPS, bookings and free cash flow (with minor variations) as financial performance goals for the annual non-equity incentive program for the past few years. Because pre-tax profit includes all expenses incurred in generating net sales, the ECC believes that the pre-tax profit measure is an appropriately broad financial measure that does not create distorted incentives that might impel undue risk taking. Likewise, the ECC believes that diluted EPS, bookings, and free cash flow are effective performance metrics because they appropriately align our executives with the creation of long-term stockholder value.

The definition of pre-tax profit utilized under the non-equity incentive plan is similar to pre-tax income determined under U.S. GAAP. However, we do make certain adjustments (and have historically done so) to our GAAP pre-tax profit measure that eliminate certain effects including: (i) stock-based compensation expense recorded pursuant to FASB ASC Topic 718, (ii) the amortization of newly acquired intangibles with finite lives relating to the acquisition of a trade or business, (iii) any adjustments required by the adoption of new accounting standards, (iv) certain costs associated with exit or disposal activities accounted for pursuant to FASB ASC Topic 420, (v) expenses associated with the termination of employees under FASB ASC Topics 420, 712 or 715 and related rules, (vi) impairment loss on goodwill or long-lived assets, (vii) expenses (e.g., investment banking or due-diligence fees) incurred in connection with a potential or actual business combination, including certain write-offs of purchased in-process research and development, (viii) expenses related to potential or actual change-in-control matters, and (ix) any extraordinary item.

In fiscal 2015, the Company utilized an adjusted diluted earnings per share (“EPS”) performance metric for NEOs with company-wide responsibilities. This adjusted diluted EPS metric was based on EPS calculated in accordance with Generally Accepted Accounting Principles, but adjusted for expenses associated with the fiscal 2015 strategic alternatives analysis.

The definition of “free” cash flow approximates cash flow from operations as defined by GAAP, but excludes changes in intercompany accounts, is reduced by the level of capital expenditures incurred by Comtech (or the applicable business operations) and, for NEOs with company-wide responsibilities, by the amount of dividends paid by Comtech.

Bookings are based on the receipt of a purchase order from a customer and exclude any awards from the U.S. government or similar entity for which budgetary funding was not yet appropriated.

2015 Proxy Statement 31

COMPENSATION DISCUSSION AND ANALYSIS

Long-term Equity Incentive Awards. The ECC provides approximately 50% of total direct compensation (excluding base salary) to each of our NEOs in the form of long-term equity incentive awards, with 50% apportioned each to stock options and long-term performance shares. The ECC believes these types of awards align the NEOs’ interests with those of our stockholders by providing each NEO with an opportunity to share in the appreciation in the value of our Common Stock. The vesting terms of our equity awards provide a strong inducement for our executive officers to remain in long-term service to Comtech. Long-term equity incentive awards are issued pursuant to our 2000 Stock Incentive Plan.

The ECC has historically granted stock options with an exercise price equal to the market price of our Common Stock on the date of grant and believes they are appropriate long-term incentives, as they compensate our NEOs only if they successfully raise our stock price over a long-term period. Fair value of our stock options is based on the Black-Scholes fair value at the grant date, calculated for purposes of FASB ASC Topic 718.

The targeted dollar amount of compensation allocable to stock options and long-term performance shares was converted into an estimated number of awards based on an estimated grant-date fair value (with rounding applied). Actual amounts awarded to our NEOs in fiscal 2015 are reflected in the “Summary Compensation Table” as “Option Awards” and “Stock Awards” and differ slightly from the targeted amounts due to rounding, differences in the market price of the Company’s Common Stock at the grant date as compared to that used in valuation estimates, and a final calculation of the Black-Scholes fair value of stock options.

In determining the actual amount of annual grants of long-term equity awards for each respective NEO, the ECC considered the estimated grant-date fair value of the awards. The ECC also considered each individual NEO’s past and expected overall performance and his potential impact on our future success, and held a view toward maintaining aggregate internal pay equity. The ECC did not alter the level of long-term equity awards based on the built-up value, or absence of built-up value, of previously granted awards, or value realized by executives from previously granted awards.

The ECC first issued awards of long-term performance shares in fiscal 2014. These long-term performance shares had EBITDA (a non-GAAP measure of earnings before interest, taxes, depreciation and amortization) and revenue performance goals that were weighted 50% each for a three-year performance period. The ECC believes that these long-term performance shares provide appropriate incentives for management to focus on long-term financial results, using performance goals that the ECC believes correlate with the value of our common stock.

In order to receive any shares, an NEO must achieve 70% or more of at least one goal. If the performance goals are achieved at a level of 70% of target, the threshold level, the threshold number of long-term performance shares will be earned. A maximum of 200% of the long-term performance shares can be earned for achievement of the performance goals at the 200% level. The fiscal 2015 awards provide for potential payout when at least 70% of an individual goal for one year or two years was met, and when the executive does not voluntary terminate his employment or incur termination for cause before the end of the full three-year period. Long-term performance shares not earned based on one-year and two-year performance remain earnable based on three-year performance. The specific target levels for long-term performance shares goals are not disclosed in this proxy statement because such data is confidential business information, the disclosure of which would result in competitive harm that could have an adverse effect on the Company.

The fiscal 2015 long-term performance shares included revenue and EBITDA goals (both of which were equally weighted) for the performance period of fiscal 2015 to fiscal 2017, and were considered very challenging and required significant growth from fiscal 2014 levels. As discussed below, the fiscal 2015 long-term performance shares granted to the CEO varies in some respects. To-date, none of the fiscal 2014 or fiscal 2015 awards have vested, nor have any three-year performance goals been met.

2015 Proxy Statement 32

COMPENSATION DISCUSSION AND ANALYSIS

The fair value of the fiscal 2015 long-term performance shares was based on the market value of our common stock at the grant date and provide that dividend equivalents will be credited on outstanding awards, to be earned if and only to the extent the long-term performance shares are earned and vested. Because dividend equivalents are earnable, the fair value of the fiscal 2015 long-term performance shares was not discounted from the grant-date market price per share of our common stock.

The ECC believes that the portion of long-term equity awards attributable to stock options directly align the NEOs’ interests with those of our stockholders by providing each NEO with an opportunity to share in the appreciation in the value of our Common Stock. The ECC believes that the portion of equity awards attributable to long-term performance shares provides significant alignment with stockholders, but also promotes retention and long-term service independent of stock price movements.

Under the employment agreement entered into with Dr. Sloane in connection with his appointment as CEO, he was granted i) a sign-on award consisting of 125,000 stock options, ii) stock options with a grant-date Black-Scholes value of $187,500 (which equated to 29,025 stock options), and iii) long-term performance shares having a grant-date fair value of $187,500 (which equated to 5,554 long-term performance shares). The new CEO’s long-term performance shares have terms differing from those of other NEOs, in that (i) the requirement for accelerated earning of one-third of the award required that Comtech be profitable during the portion of fiscal 2015 in which he was employed, (ii) the performance periods began November 1, 2015 rather than August 1, 2015, in order that the award can qualify for tax deductibility under Internal Revenue Code Section 162(m), and (iii) the revenue and adjusted EBITDA performance goals were adjusted, in light of the shorter performance period, in order to be comparable to the goals for other NEOs.

The ECC believes that the long-term equity awards, as implemented in fiscal 2015, will promote the creation of long-term value for stockholders. The number of stock options and long-term performance shares granted in fiscal 2015 by person, and their estimated fair values, were as follows:

Named Executive Officer	Number of Stock Options Granted	Target Number of Long-Term Performance Share Units Granted (2)	Estimated Fair Value of Awards at Grant Date
Fred Kornberg	85,000	20,000	$1,184,821
Stanton D. Sloane (1)	154,025	5,554	1,182,505
Michael D. Porcelain	30,000	7,000	416,176
Robert G. Rouse	25,000	6,500	369,440
Robert L. McCollum	40,000	10,000	577,527
Richard L. Burt	25,000	6,500	369,440

(1)
Stock options granted to Dr. Sloane in the above table include: i) a sign-on grant of 125,000 stock options and, ii) a pro-rata fiscal 2015 grant of 29,025 stock options. These stock options were granted on January 26, 2015 with an exercise price of $33.76. The long-term performance shares were granted to Dr. Sloane at the same date as the stock options, with a grant-date fair value of $33.76.

(2)
As of July 31, 2015, based on fiscal 2015 performance, long-term performance shares potentially issuable were: Mr. Kornberg 5,198 shares; Dr. Sloane 1,833 shares; Mr. Porcelain 1,819 shares; and Mr. Burt 1,861 shares. None of the these awards are vested because long-term performance shares remain subject to service-based vesting until the ECC certifies final results at the end of the three-year performance period. Long-term performance shares are subject to accelerated vesting in the case of certain terminations or if the awards are not assumed or continued following a change in control.

2015 Proxy Statement 33

COMPENSATION DISCUSSION AND ANALYSIS

With the exception of the grants to Dr. Sloane, the stock options granted in fiscal 2015 were awarded in August 2014 with an exercise price of $33.94, which was equal to the closing market price per share of our stock on the date of grant, and the long-term performance shares were granted at the same date as the stock options with a grant-date fair value of $33.94.

All stock options granted in fiscal 2015 provide for vesting at 20% per year on the first five anniversary dates of the grant date, with a stated expiration date of ten years after grant. The long-term performance shares vest as described above. All equity awards are subject to accelerated vesting in specified circumstances.

Other Annual Compensation and Benefits – Although direct compensation, in the form of salary, non-equity incentive awards and long-term equity incentive awards provide most of the compensation to each NEO, we also provide for the following items of additional compensation:

•
Retirement savings are provided by our tax qualified 401(k) plan, in the same manner available to all U.S. employees. This plan includes an employer matching contribution which is intended to encourage employees (including our NEOs) to save for retirement.

•
Health, life and disability benefits are offered to NEOs in the same manner available to all of our U.S. employees. However, our Executive Chairman has elected to enroll in a non-Company sponsored healthcare plan. We provide additional life insurance policies for our Executive Chairman and each of our NEOs.

Perquisites are provided at modest levels to NEOs, primarily in the form of an automobile allowance. Our Executive Chairman also receives a monthly expense allowance. These perquisites are intended to recognize senior employee status.

Other Policies and Practices

Employment Agreements and Change-in-Control Practices
The ECC generally has relied on our history of fair treatment of NEOs as a basis for not entering into employment agreements, other than with our Executive Chairman and our new CEO. Our employment agreements with our Executive Chairman and new CEO are intended to promote careful and complete documentation and understanding of employment terms, prevent uncertainty regarding those terms, promote good disclosure of those terms, help meet regulatory requirements under tax laws and other regulations and avoid frequent renegotiation of the employment terms.

We have entered into change-in-control agreements (or in the case of our Executive Chairman, change-in-control provisions are included in his employment agreement) because we believe they provide important protection to our NEOs, in the form of improved job security, and also provide us a number of important benefits. First, it permits our NEOs to evaluate a potential change-in-control transaction while relatively free of concern for his or her own situation, minimizing the conflict between his or her own interests and those of our stockholders. Second, transactions take time to unfold, and ensuring a stable management team can help to preserve our operations in order to enhance the value delivered to the buyer – and thus the price paid to our stockholders – from a transaction. Third, if a transaction falls through, keeping our management team intact can help us to continue our business without undue disruption. Finally, the ECC believes that one of our greatest strengths is our management and workforce, so job security and protection is provided so that an acquirer could be expected to pay more to acquire the Company with the team remaining intact after the acquisition.

2015 Proxy Statement 34

COMPENSATION DISCUSSION AND ANALYSIS

Executive Chairman’s Employment Agreement - Key provisions of our Executive Chairman’s employment agreement, as it affected service in fiscal 2015 and thereafter, are as follows:

•	Annual base salary of $760,000 (subject to periodic review and increase).

•	An annual incentive equal to 3.0% of pre-tax profits, but capped at an amount that, when added to annual salary, equals $1 million.

•
Mr. Kornberg will serve as Executive Chairman for the one-year period beginning on the date Dr. Sloane commenced employment (which was January 26, 2015), and thereafter will consult with and advise the CEO and other members of Company management as requested by the CEO.

•	Reimbursement for term life insurance up to a specified level.

•	Certain payments and benefits following termination of employment, as described in the section entitled “Summary and Table of Potential Payments Upon Termination or Following a Change-in-Control.”

•
Covenants for the protection of our business, including covenants relating to confidentiality of business information, non-solicitation of employees and non-competition (extending for two years after employment ends), cooperation in litigation, return of Comtech property and non-disparagement.

•	A term expiring on July 31, 2017.

The employment agreement includes a “double-trigger” change-in-control provision that provides for severance payments and other benefits if circumstances constituting “Good Reason” (as defined) arise within 2.5 years after a change-in-control if the Executive Chairman elects to terminate employment for Good Reason. In addition, the agreement does not provide any tax “gross-up” entitlement if payments under the agreement following a change-in-control were to subject him to the federal golden parachute excise tax. Instead, the agreement provides that payments under the agreement would be reduced if doing so, and thereby avoiding the excise tax, would place the Executive Chairman in a better after-tax position. If the excise tax is triggered, however, it will be payable by the Executive Chairman without reimbursement by the Company.

New CEO’s Employment Agreement - Key provisions of the employment agreement are as follows:

•	An annual base salary of $575,000 (subject to periodic review and increase).

•	Guaranteed fiscal 2015 annual incentive award of $375,000.

•
Initial long-term equity awards with a grant date fair value of $375,000, divided equally between stock options and long-term performance shares (certain terms of this award vary from the regular fiscal 2015 long-term performance share grants, as described above).

•	Sign-on award of 125,000 stock options, exercisable at $33.76 per share, with a ten-year term and vesting 20% per year over five years (subject to accelerated vesting in specified circumstances).

•	Housing near our headquarters and reimbursement of living expenses during the first two years of employment.

•	Reimbursement up to $60,000 of his actual relocation expenses, if our CEO determines to relocate his home to a location near our headquarters.

•
Certain payments and benefits following termination of employment, as described in the section entitled “Summary and Table of Potential Payments Upon Termination or Following a Change-in-Control.” No tax gross-up for golden parachute excise taxes and related taxes is provided.

•
Covenants for the protection of our business, including covenants relating to confidentiality of business information, non-solicitation of employees and non-competition (extending for 12 months after employment ends), cooperation in litigation, return of Comtech property and non-disparagement.

•	A term expiring on January 26, 2018.

2015 Proxy Statement 35

COMPENSATION DISCUSSION AND ANALYSIS

Change-in-Control Agreements with our NEOs other than the Executive Chairman - In October 2013, the ECC approved and our NEOs (other than our CEO) received, new change-in-control agreements, which may require payments in the event of a change-in-control. Similar to our CEO’s employment agreement, these new agreements include “double-trigger” change-in-control provisions and do not provide for any tax “gross-up” entitlements. These agreements are described further in the section entitled “Summary and Table of Potential Payments Upon Termination or Following a Change-in-Control.”

In the first quarter of fiscal 2015, the ECC further modified the change-in-control agreements for all NEOs, other than our CEO, whereby each individual NEO would be eligible, subject to compliance with certain post-employment restrictions, for company-provided health-care benefits in the event of a termination in connection with a change-in-control. In addition, a provision was added to each agreement which prevents each individual NEO from competing (as defined) with us for a period of one year after a change-in-control. The initial term of these modified agreements was also extended from one year to two years.

Retention and Consulting Agreements We have entered into agreements with the two executives whose employment ended after the end of fiscal 2015. We entered into a retention agreement with Mr. Rouse in January 2015, securing his employment as Senior Advisor until August 14, 2015. Additionally, upon completion of such service and signing of a general release, he was paid $150,000. The agreement provided that, if Mr. Rouse continued to serve through the completion date, he would remain eligible for his full fiscal 2015 annual incentive award and his equity awards would continue to vest through the completion date. In addition, we entered into a consulting agreement with Mr. McCollum, providing that, following his retirement in August 2015, he will serve as a senior advisor to the CEO for the six-month period from August 2015 through January 2016. For each day that he provides consulting services to us, he will be entitled to receive $1,600 plus the reimbursement of reasonable business expenses.

Indemnification Agreements
We have also entered into indemnification agreements with all of our NEOs and each member of our Board of Directors that provide for indemnification by the Company against certain liabilities incurred in the performance of their duties.

Minimum Equity Ownership Interest Guidelines and Mandatory Holding Periods
Our Board of Directors has adopted minimum equity ownership interest guidelines and related holding requirements for our NEOs and our non-employee directors. The Board believes these guidelines align our NEOs’ and our non-employee directors’ interests with the interests of our stockholders.

The minimum equity ownership interest guidelines for our Executive Chairman, our CEO, our NEOs and our non-employee directors are as follows:

Title	Minimum Equity Ownership Interest
Executive Chairman; CEO	6x annual base salary
Non-Employee Directors	6x annual base cash retainer
All Other NEOs	Lower of 2x annual base salary or 20,000 shares

As of July 31, 2015, all of our then serving NEOs held equity positions that met their full applicable guidelines, except Dr. Sloane who became our CEO in January 2015 and therefore is within the phase-in period for that position. As of July 31, 2015, all of our non-employee directors had met the full equity ownership interest guidelines. Lawrence J. Waldman was first elected to the Board on August 31, 2015, and has until the date of the Fiscal 2021 Annual Meeting of Stockholders to meet the equity ownership interest guidelines.

2015 Proxy Statement 36

COMPENSATION DISCUSSION AND ANALYSIS

In establishing the guidelines for our Executive Chairman, our CEO and non-employee directors, our Board of Directors considered that these levels are considered to be “robust” under the polices issued by Institutional Shareholder Services Inc. (“ISS”), a leading proxy advisory services firm for many of our institutional stockholders. NEOs that join Comtech or are promoted in the future must satisfy these guidelines within approximately six years of attaining such position.

In connection with the adoption of the minimum equity ownership interest guidelines shown above, the Board of Directors also modified the annual equity compensation for non-employee directors, which previously had been entirely in the form of an annual grant of 15,000 stock options. In fiscal 2012, and as approved by our stockholders, our non-employee directors began to receive restricted stock units rather than stock options unless they had already met the minimum equity ownership guidelines as of December 31 of the year prior to grant. A non-employee director granted restricted stock units receives an award with a value limited to the Black-Scholes value of 15,000 stock options on the grant date, with the number of stock options correspondingly reduced. Thus, the grant of restricted stock units does not change the aggregate value of equity compensation granted to a non-employee director in any given fiscal year. Once a director has reached their minimum equity ownership, he can once again receive annual grants of stock options.

Until applicable minimum equity ownership interest guidelines are met, non-employee directors and executive officers are required to hold any shares received from the exercise of any stock options issued in fiscal 2011 or later or the delivery of shares pursuant to a restricted stock-based award, less the number of shares used for the payment of any related exercise price and applicable taxes. Once executive officers or non-employee directors have met their applicable equity ownership interest guideline, they are required to maintain their minimum equity ownership interest through the end date of their employment or directorship.

The ECC can waive or defer an individual’s compliance with the equity ownership interest guidelines if it determines that compliance would impose an undue financial hardship on the individual or if it is not in our best interests to apply these guidelines to that individual. In order to facilitate compliance with the equity ownership interest guidelines, the ECC can determine that an individual NEO’s annual non-equity incentive plan award may be settled in the form of share units, with the number of share units to be granted based on the fair market value of the Common Stock underlying the share units at the time the annual non-equity incentive award otherwise would have been settled (or a later date specified by the ECC).

Recoupment Policy
Our non-equity incentive award payouts for all of our NEOs are subject to a recoupment policy (often referred to as a “clawback” policy) which would require forfeiture of a specified portion of the annual incentive award under certain circumstances, including if the NEO were to engage in certain activities that would be grounds for termination for cause (including misconduct that would cause us to issue a restatement of our financial statements), or if the employee were to engage in competition with us or other specified activities detrimental to us.

A specified portion of non-equity incentive payouts may also be forfeited if, during the 12 months after payment to the NEO, the NEO voluntarily terminates employment. This provision was waived in connection with the retirement of Mr. McCollum, in regards to his fiscal 2014 non-equity incentive payout, and in connection with the separation from service of Mr. Rouse, in regards to his fiscal 2014 and fiscal 2015 non-equity incentive payouts.

Insider Trading Policy
We recognize that our NEOs and directors may sell shares from time to time in the open market to realize value to meet financial needs and diversify their holdings, particularly in connection with exercises of stock options. All such transactions are required to comply with our insider trading policy.

When selling their Comtech shares, our executives and non-employee directors are encouraged to utilize SEC Rule 10b5-1 trading plans.

2015 Proxy Statement 37

COMPENSATION DISCUSSION AND ANALYSIS

Hedging Policy
We have a policy that precludes our NEOs and directors from short selling or buying exchange-traded put options or call options associated with our stock, without the advance approval of the ECC. We aim to restrict these transactions because they could serve to “hedge” the risk of owning our stock and otherwise can be highly speculative transactions with respect to our stock.

Tax Deductibility of NEO Compensation
Section 162(m) of the Internal Revenue Code generally limits our annual tax deduction to $1.0 million, per executive, for compensation paid to our CEO and certain NEOs. Under the rules of Section 162(m), compensation paid to our CFO is not subject to this limitation. Certain forms of compensation are also exempt from this deductibility limit, one of which is qualifying “performance-based compensation.”

As a matter of policy, we structure our non-equity incentive awards and equity incentive awards with the intent that they be substantially deductible without limitation under Section 162(m).

The ECC retains authority to approve non-tax deductible compensation. The ECC intends to exercise this authority in circumstances in which it concludes that making these payments enhance our Company’s ability to attract, retain and appropriately reward executives and therefore is in the best interests of our Company and its stockholders.

Independent Reviews of Executive Compensation

In the past several years, the ECC has engaged independent executive compensation consulting firms to perform reviews of our executive compensation and to validate certain feedback that we heard from certain of our stockholders. In fiscal 2015, the ECC engaged the executive compensation consulting firm Arthur J. Gallagher & Co (“Gallagher & Co.). The ECC considered the six factors specified under applicable Nasdaq listing standards and other relevant information concerning potential conflicts of interest, and determined that Gallagher & Co. is independent. Prior to fiscal 2015, the ECC had retained Steven Hall & Partners (“Steven Hall”), an executive compensation consulting firm determined by the ECC to be independent.

As part of the ECC’s review, Steven Hall prepared a compensation study during the latter part of fiscal 2013. This study compared total cash compensation (salary plus annual non-equity incentive) and total remuneration (total cash compensation plus long-term equity-based incentives valued at their grant date). Compensation of the then CEO, CFO and President of our Comtech Systems subsidiary was compared against that of executives with comparable positions. Our other two NEOs’ compensation was compared to the second and fourth highest compensated executive officer at peer companies, to provide a more representative compensation reference point. Peer companies utilized in this study were based on the anticipated financial characteristics of Comtech, particularly revenues, for fiscal 2013. In general, companies were selected primarily based on their identification as telecommunications equipment manufacturers and in a range of revenues not smaller than 50% nor larger than 200% of Comtech’s revenues. Companies were not pre-screened with regard to their compensation practices in the selection process. In selecting these companies, a methodology similar to that of ISS, a leading stockholder advisory firm, was used.

The companies in the peer group used in this study were: ADTRAN, Inc.; Anaren, Inc; Aruba Networks, Inc.; Aviat Networks, Inc.; Bel Fuse, Inc.; CalAmp Corp.; Calix, Inc.; Digi International, Inc.; EMCORE Corp.; Emulex Corp; Extreme Networks, Inc.; Globecomm Systems, Inc.; Harmonic, Inc.; Infinera Corp.; InterDigital, Inc.; Ixia; KVH Industries, Inc.; MRV Communications, Inc.; Oclaro, Inc.; Oplink Communications, Inc.; Shoretel, Inc.; Sonus Networks, Inc.; Symmetricom, Inc.; and TESSCO Technologies, Inc. The benchmark survey indicated that:

•	Anticipated total fiscal 2013 compensation levels for salaries and total cash compensation were generally positioned substantially above median levels;

2015 Proxy Statement 38

COMPENSATION DISCUSSION AND ANALYSIS

•
At target levels (calculable based on the financial performance metrics applicable to annual incentives), NEOs would receive a greater percentage of compensation in the form of the annual non-equity incentive award than at other companies, and relatively lower levels of long-term equity-based incentives than at other companies; and

•
Total remuneration levels, taking into account the grant-date fair value of annual long-term equity-based incentive awards and based on actual payout levels of annual non-equity incentive plan awards, would generally likely fall in a range between median levels and the 75th percentile.

Based in part on the ECC’s assessment of this independent compensation study, the ECC implemented numerous changes to our NEOs’ compensation program beginning in fiscal 2014. The ECC recognized that compensation levels in the past for our then CEO tended to be at levels above median as compared to peer company CEOs, but believes that the compensation of our CEO (now Executive Chairman) for fiscal 2014 and fiscal 2015, now reflecting fully the changes implemented by the ECC, has placed total compensation within a reasonable range with respect to comparable executives in our industry. The ECC believes that a number of factors make our compensation program appropriate:

•
The management team, including the Executive Chairman (who served as CEO for part of fiscal 2015), has extensive experience and an outstanding track record in the telecommunications equipment industry;

•	Even in the face of declining consolidated sales due to the loss of the BFT-2 contract award and challenging business conditions, management has delivered consistent profitability;

•
The Company’s cash position and cash flow provides our Board with the opportunity to authorize the repurchase of our common stock and pay annual dividends and the ability to make acquisitions. The ECC believes that our NEOs have a superior record of deploying capital productively and integrating acquisitions;

•
Our corporate executive team is lean. Our corporate NEOs oversee functions, such as legal, human resources, information technology, investor relations, and administration that, at many companies, have a separate department led by a senior executive officer. As such, benchmark comparisons of actual compensation based on title alone may not be fully comparable to the responsibilities of a given Comtech executive; and

•
Our newly hired CEO knows the Company well due to his previous service as a non-employee director, and has the skills and ability to continue and expand upon our prior business success. The ECC has provided him with appropriate incentives to reward him for growth and enhanced profitability during his anticipated employment period.

The ECC believes that our NEOs’ skills and experience are critical and will drive long-term total stockholder returns and that each of our individual NEOs’ fiscal 2015 compensation is well aligned with our fiscal 2015 performance and our long-term stockholder returns.

In connection with its preliminary decision-making for fiscal 2015 compensation, in June 2014, the ECC reviewed an updated compensation study from Steven Hall relating to CEO compensation. Information was presented regarding CEO compensation levels at the peer group companies listed above for the previous study, except that one company, Ixia, was excluded due to lack of available public information. Based on the ECC’s overall assessment and the overwhelming favorable vote by our stockholders in our last two “Say on Pay” advisory votes, we anticipate no significant changes to our executive compensation program for fiscal 2016.

2015 Proxy Statement 39

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Committee
Interlocks and Insider Participation

During fiscal 2015, Messrs. Kaplan, Kantor, and Sloane served as members of our Executive Compensation Committee. Mr. Sloane ceased being a member of the Executive Compensation Committee at the time he became President and Chief Executive Officer of the Company. No member of our Executive Compensation Committee is or was, during fiscal year 2015, an employee or an officer of Comtech or its subsidiaries, at the time he served on the Executive Compensation Committee.

No executive officer of Comtech served as a director or a member of the compensation committee of another company.

Executive Compensation Committee Report

Our Executive Compensation Committee has furnished the following report. The information contained in the “Executive Compensation Committee Report” is not to be deemed to be “soliciting material” or to be “filed” with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into such filings.

Our Executive Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K of the Securities and Exchange Act of 1933 with management.

Based on such review and discussions, our Executive Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended July 31, 2015 for filing with the SEC.

Executive Compensation Committee

Ira S. Kaplan, Chairman
Edwin Kantor

2015 Proxy Statement 40

FISCAL 2015 COMPENSATION TABLES

Executive Compensation

The table below provides information concerning the compensation of our NEOs for the fiscal years ended July 31, 2015, 2014 and 2013.

Summary Compensation Table - Fiscal 2015

Name and Principal Position	Fiscal Year	Salary	Bonus	(2) Option Awards	(3) Stock Award	(4) Non-Equity Incentive Plan Compensation	(5) All Other Compensation	Total
Fred Kornberg (1)	2015	$760,000	-	$506,021	$678,800	$748,527	$162,825	$2,856,173
Executive Chairman	2014	735,000	-	467,347	489,995	652,793	208,500	2,553,635
	2013	735,000	-	266,526	266,399	851,403	163,901	2,283,229
Stanton D. Sloane (1)(6)	2015	287,500	$375,000	995,002	187,503	-	101,348	1,946,353
CEO & President	2014	-	-	-	-	-	-	-
	2013	-	-	-	-	-	-	-
Michael D. Porcelain	2015	395,000	-	178,596	237,580	260,692	39,695	1,111,563
Sr. VP & CFO	2014	380,000	-	148,451	170,012	223,198	29,510	951,171
	2013	380,000	-	111,053	110,997	138,968	39,586	780,604
Robert G. Rouse	2015	360,000	-	148,830	220,610	252,283	27,472	1,009,195
Former Sr. Advisor	2014	350,000	-	142,953	164,996	201,258	19,317	878,524
	2013	350,000	-	111,053	110,997	125,071	13,652	710,773
Robert L. McCollum	2015	415,000	-	238,127	339,400	-	33,076	1,025,603
Former Sr. VP and	2014	405,000	-	239,172	269,993	158,121	40,539	1,112,825
President of Comtech EF Data Corp.	2013	405,000	-	79,958	79,912	130,000	47,060	741,930
Richard L. Burt	2015	380,000	-	148,830	220,610	89,062	58,127	896,629
Sr. VP and	2014	365,000	-	131,957	155,012	196,483	53,744	902,196
President, Comtech Systems, Inc.	2013	365,000	-	55,526	55,499	49,426	36,157	561,608

(1)
Our Executive Chairman and our CEO are our only NEOs who have employment agreements. The significant provisions of these agreements, including termination provisions, are further described under the headings “Other Policies and Practices” and “Summary and Table of Potential Payments Upon Termination or Following a Change-in-Control.”

(2)
These amounts represent the aggregate grant date fair value of stock options, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), granted in fiscal 2013, 2014 and 2015. Assumptions used in the calculation of these amounts are discussed in Note 9 to our consolidated audited financial statements for the fiscal year ended July 31, 2015, included in our Annual Report on Form 10-K filed with the SEC on September 28, 2015. Fiscal 2015 stock options to Dr. Sloane in the above table include: i) a sign-on grant of 125,000 stock options and, ii) a pro-rata fiscal 2015 grant of 29,025 stock options.

(3)
These amounts represent the aggregate grant date fair value of grants of restricted stock units (considered Performance Shares under our 2000 Stock Incentive Plan), calculated in accordance with FASB ASC Topic 718, granted in fiscal 2013, 2014 and 2015. Assumptions used in the calculation of these amounts are discussed in Note 9 to our consolidated audited financial statements for the fiscal year ended July 31, 2015, included in our Annual Report on Form 10-K filed with the SEC on September 28, 2015. Performance-based restricted stock units awarded in fiscal 2015 have a three-year performance period (fiscal 2015 – 2017). The number of restricted stock units that may be earned based on performance over the full performance period can range from 70% of the target number if performance goals are achieved at the threshold performance level, to 200% of the target number if performance goals are achieved at the maximum performance level. See Compensation Discussion and Analysis and the Table of Grants of Plan-Based Awards that Occurred in Fiscal 2015. No part of the restricted stock units will be earned if such performance fails to reach the threshold performance level for at least one of the performance goals. The amounts shown for fiscal 2015 in this column are the grant date fair values of the target number of performance-based restricted stock units. If the performance goals for the three-year performance period were to be achieved at the maximum levels, the grant-date fair value of the awards would have been as follows: Mr. Kornberg, $1,357,600; Mr. Sloane, $375,006; Mr. Porcelain, $475,160; Mr. Rouse, $441,220, Mr. McCollum, $678,800; and Mr. Burt, $441,220. Dividend equivalents accrue, as cash amounts, on the 2015 restricted stock units awards granted, subject to the same performance-based vesting requirements that apply to the granted restricted stock units.

(4)
Non-equity incentive plan compensation for each fiscal year was settled in the subsequent fiscal year upon final approval by the ECC and after the issuance of the Company’s annual audited financial statements. All awards were settled in cash, with the exception of the fiscal 2013 award to our CFO which was settled in share units, valued at the fair market value of the underlying Common Stock at the settlement date, with the number of share units awarded rounded to the nearest whole number. The details of the determination of the fiscal 2015 non-equity incentive plan compensation for our NEOs are discussed in the section of this Proxy Statement entitled “Compensation Discussion and Analysis.”

(5)
See “Details of All Other Compensation” table on the following page. With the exception of Dr. Sloane, amounts in this table reflect amounts reported in each individual NEO’s IRS Form W-2 relating to the calendar year that ended during such fiscal year.

(6)
The bonus of $375,000 was paid to Dr. Sloane pursuant to his employment agreement as a guaranteed cash incentive award for the period beginning on January 26, 2015 (his hire date) and ending on July 31, 2015.

2015 Proxy Statement 41

FISCAL 2015 COMPENSATION TABLES

Details of All Other Compensation

Name	Fiscal Year	401(k) Matching Contribution	Term Life Insurance	Automobile Allowance	Unused Vacation Time Paid Out	Expense Allowance	Health Savings Account Matching Contribution	Living and Relocation Expenses	Total “All Other” Compensation

Fred	2015	$10,400	$130,751	$6,674	-	$15,000	-	-	$162,825
Kornberg	2014	10,200	132,860	6,948	$43,492	15,000	-	-	208,500
	2013	10,000	83,559	5,546	49,796	15,000	-	-	163,901
Stanton D.	2015	10,600	762	6,194	-	-	-	$83,792	101,348
Sloane (1)	2014	-	-	-	-	-	-	-	-
	2013	-	-	-	-	-	-	-	-
Michael D.	2015	10,020	1,414	-	26,761	-	$1,500	-	39,695
Porcelain	2014	10,046	1,324	-	16,640	-	1,500	-	29,510
	2013	9,720	1,197	-	28,669	-	-	-	39,586
Robert G.	2015	10,400	1,252	2,507	13,313	-	-	-	27,472
Rouse	2014	10,200	1,224	2,380	5,513	-	-	-	19,317
	2013	10,000	1,102	2,550	-	-	-	-	13,652
Robert L.	2015	10,400	16,676	6,000	-	-	-	-	33,076
McCollum	2014	10,200	16,551	6,000	7,788	-	-	-	40,539
	2013	10,000	15,483	6,000	15,577	-	-	-	47,060
Richard L.	2015	10,400	30,170	-	17,557	-	-	-	58,127
Burt	2014	10,200	26,136	-	17,408	-	-	-	53,744
	2013	10,000	8,819	-	17,338	-	-	-	36,157

(1)	The amount of Living and Relocation Expenses for Dr. Sloane in fiscal 2015 includes living expenses of $43,275 and relocation expenses of $40,517 payable pursuant to his employment agreement.

2015 Proxy Statement 42

FISCAL 2015 COMPENSATION TABLES

Nonqualified Deferred Compensation

The following table sets forth information with respect to amounts earned in prior years and for which delivery of the underlying shares was deferred until the earlier of (i) separation of service (within the meaning of Code Section 409A), (ii) a change of control of the Company, or (iii) death or disability:

Name of Executive Officer	NEO Contributions In Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings (Loss) in Fiscal 2015 (4)	Aggregate Withdrawals/ Distributions	Aggregate Balance at July 31, 2015
Fred Kornberg (1)	$93,188	-	($33,948)	-	$143,301
Stanton D. Sloane (2)	-	$30,931	(3,587)	-	44,886
Michael D. Porcelain	-	-	(19,223)	-	158,170
Robert G. Rouse (3)	-	33,900	(7,758)	-	26,141

(1)	The $93,188 reflects the market value as of October 2, 2014 (the date of vesting for the second tranche) of performance shares that were granted in fiscal 2012.

(2)
The $30,931 reflects the market value as of June 5, 2015 (the date of vesting of the second tranche) of restricted stock units granted in fiscal 2013, and as of June 4, 2015 (the date of vesting of the first tranche) of restricted stock units granted in fiscal 2014.

(3)	The $33,900 reflects the market value as of September 23, 2014 (the date of vesting for the first tranche) of performance shares that were granted in fiscal 2013.

(4)
The aggregate earnings (loss) in fiscal 2015 reflect changes in the market value of the Company’s common stock during fiscal 2015, increased by accrued dividend equivalents, which equaled the cash dividends per share paid to our stockholders in fiscal 2015 for each deferred share credited to the participant as of the dividend payment date.

(5)
In accordance with SEC rules, the grant-date value of the share-denominated compensation that was originally deferred was previously reported in the "Summary Compensation Table" for the applicable fiscal year.

2015 Proxy Statement 43

FISCAL 2015 COMPENSATION TABLES

Table of Grants of Plan-Based Awards that Occurred in Fiscal 2015

		(1) Estimated Future Payouts Under Fiscal 2015 Non-Equity Incentive Plan Awards			(2) Estimated Future Payouts Under Fiscal 2015 Equity Incentive Plan Awards			(3) All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/share)	(4) Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Fred	Sept 23, 2014	$665,000	$950,000	$1,425,000	-	-	-	-	-	-
Kornberg	Aug 4, 2014	-	-	-	14,000	20,000	40,000	-	N/A	$678,800
	Aug 4, 2014	-	-	-	-	-	-	85,000	$33.94	506,021
Stanton	Jan 26, 2015	-	-	-	3,888	5,554	11,108	-	N/A	187,503
D. Sloane	Jan 26, 2015	-	-	-				154,025	33.76	995,002
Michael D.	Sept 23, 2014	240,250	310,000	542,500	-	-	-	-	-	-
Porcelain	Aug 4, 2014	-	-	-	4,900	7,000	14,000	-	N/A	237,580
	Aug 4, 2014	-	-	-	-	-	-	30,000	33.94	178,596
Robert G.	Sept 23, 2014	232,500	300,000	525,000	-	-	-	-	-	-
Rouse	Aug 4, 2014		-	-	4,550	6,500	13,000	-	N/A	220,610
	Aug 4, 2014	-	-	-	-	-	-	25,000	33.94	148,830
Robert L.	Sept 23, 2014	387,500	500,000	875,000	-	-	-	-	-	-
McCollum	Aug 4, 2014	-	-	-	7,000	10,000	20,000	-	N/A	339,400
	Aug 4, 2014	-	-	-	-	-	-	40,000	33.94	238,127
Richard L.	Sept 23, 2014	232,500	300,000	525,000	-	-	-	-	-	-
Burt	Aug 4, 2014	-	-	-	4,550	6,500	13,000	-	N/A	220,610
	Aug 4, 2014	-	-	-	-	-	-	25,000	33.94	148,830

(1)
Our fiscal 2015 non-equity incentive awards were granted under our 2000 Stock Incentive Plan and, in the case of Mr. Kornberg, also included an amount payable under his employment agreement. Amounts presented as “Threshold” assume all personal goals (if applicable) were achieved, and all financial performance goals were met at the threshold level (i.e., 70% of target). Amounts presented as “Maximum” assume all personal goals (if applicable) were achieved, and all financial performance goals were met at the maximum level (i.e., 150% of target in the case of the Executive Chairman, and 200% of target in the case of other NEOs).

(2)
Restricted stock units were granted pursuant to our 2000 Stock Incentive Plan, and are considered Performance Shares under the terms of the plan. See Note (3) to the “Summary Compensation Table – Fiscal 2015.”

(3)	Stock option awards were issued pursuant to our 2000 Stock Incentive Plan. See Note (2) to the “Summary Compensation Table – Fiscal 2015.”

(4)	For stock awards, this amount represents the grant-date fair value of the target number of performance-based restricted stock units.

2015 Proxy Statement 44

FISCAL 2015 COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year End – Fiscal 2015

Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)
Fred	8/4/2014	-	85,000	$33.94	8/4/2024	5,198	$149,754	14,802	$426,446
Kornberg	10/2/2013	-	-	-	-	-	-	20,123	579,744
	8/1/2013	17,000	68,000	27.25	8/1/2023	-	-	-	-
	6/5/2013	24,000	36,000	26.08	6/5/2023	8,625	248,486	-	-
	6/6/2012	30,000	20,000	29.51	6/6/2022	7,461	214,951	-	-
	6/2/2011	80,000	20,000	27.67	6/2/2021	-	-	-	-
	6/2/2010	100,000	-	28.84	6/2/2020	-	-	-	-

Stanton D.	1/26/2015	-	154,025	33.76	1/26/2025	1,833	52,809	3,721	107,202
Sloane	6/4/2014	-	-	-	-	1,560	44,944	-	-
	6/5/2013	-	-	-	-	1,038	29,905	-	-
	6/6/2012	15,000	-	29.51	6/6/2017	-	-	-	-
	1/13/2012	5,753	-	29.72	1/13/2017	-	-	-	-

Michael D.	8/4/2014	-	30,000	33.94	8/4/2024	1,819	52,405	5,181	149,265
Porcelain	10/2/2013	-	-	-	-	-	-	6,982	201,151
	8/1/2013	5,400	21,600	27.25	8/1/2023	-	-	-	-
	6/5/2013	10,000	15,000	26.08	6/5/2023	3,594	103,543	-	-
	6/6/2012	12,000	8,000	29.51	6/6/2022	2,985	85,998	-	-
	10/3/2011	15,000	10,000	27.21	10/3/2021	-	-	-	-
	6/2/2011	36,000	9,000	27.67	6/2/2021	-	-	-	-
	6/2/2010	43,750	-	28.84	6/2/2020	-	-	-	-

Robert G.	8/4/2014	-	25,000	33.94	8/4/2024	1,689	48,660	4,811	138,605
Rouse	10/2/2013	-	-	-	-	-	-	6,776	195,217
	8/1/2013	-	20,800	27.25	8/1/2023	-	-	-	-
	6/5/2013	5,000	15,000	26.08	6/5/2023	3,594	103,543	-	-
	6/6/2012	3,500	7,000	29.51	6/6/2022	2,612	75,252	-	-
	10/3/2011	-	10,000	27.21	10/3/2021	-	-	-	-
	6/2/2011	4,000	4,000	27.67	6/2/2021	-	-	-	-
	2/9/2011	5,000	5,000	28.05	2/9/2021	-	-	-	-

Robert L.	8/4/2014	-	40,000	33.94	8/4/2024	2,361	68,020	7,639	220,080
McCollum	10/2/2013	-	-	-	-	-	-	11,088	319,445
	8/1/2013	8,700	34,800	27.25	8/1/2023	-	-	-	-
	6/5/2013	7,200	10,800	26.08	6/5/2023	2,588	74,560	-	-
	6/6/2012	6,150	4,100	29.51	6/6/2022	1,530	44,079	-	-
	6/2/2011	21,600	5,400	27.67	6/2/2021	-	-	-	-
	6/2/2010	17,500	-	28.84	6/2/2020	-	-	-	-

Richard L.	8/4/2014	-	25,000	33.94	8/4/2024	1,861	53,615	4,639	133,650
Burt	10/2/2013	-	-	-	-	-	-	6,366	183,404
	8/1/2013	4,800	19,200	27.25	8/1/2023	-	-	-	-
	6/5/2013	5,000	7,500	26.08	6/5/2023	1,797	51,772	-	-
	6/6/2012	4,200	2,800	29.51	6/6/2022	1,045	30,106	-	-
	6/2/2011	8,800	2,200	27.67	6/2/2021	-	-	-	-
	6/2/2010	1,500	-	28.84	6/2/2020	-	-	-	-

(1)
With the exception of the stock options granted to Dr. Sloane in 2012 which vest 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date, each option in the above table granted from August 1, 2005 to June 2, 2009 vests 25% on each of the first and second anniversaries of the grant date, and as to the remaining 50% on the third anniversary of the grant date. Each option granted prior to August 1, 2005 and subsequent to June 2, 2009 vests as to 20% of the underlying shares on each of the first five anniversaries of the grant date. The options granted are subject to accelerated vesting in the event of a change-in-control, except in limited circumstances.

(2)
Each restricted stock unit award granted before fiscal 2014 vests as to 20% of the underlying shares on the date that the ECC determines that the performance measure relating to the stock awards has been met. Assuming the performance measure has been met, the remaining 80% of the underlying shares vest 20% each on the first through fourth anniversaries of the date that the first 20% vested. Each restricted stock unit award granted during fiscal 2014 and fiscal 2015 vests over a three-year performance period that ends on July 31, 2016 and July 31, 2017, respectively, if pre-established performance goals are attained. The number of outstanding performance shares included in the above table, and the related payout values, assume achievement of the pre-established goals at a target level. Unless an NEO has elected deferral, one share of Common Stock will be issued for each share earned on each vesting date. Market value is based on the closing price of our Common Stock on July 31, 2015 of $28.81 per share.

2015 Proxy Statement 45

FISCAL 2015 COMPENSATION TABLES

Table of Option Exercises and Stock Vestings that Occurred in Fiscal 2015

Name of Executive Officer	Number of Shares Acquired on Exercise	(1) Value Realized on Exercise	(2) Number of Shares Acquired on Vesting	(3) Value Realized on Vesting
Fred Kornberg	90,000	$612,900	4,643	$174,577
Stanton D. Sloane	-	-	-	-
Michael D. Porcelain	33,313	340,833	1,893	71,182
Robert G. Rouse	59,200	267,814	1,769	66,536
Robert L. McCollum	-	-	1,156	43,496
Richard L. Burt	-	-	797	29,989

(1)
Amounts reflect the difference between the exercise price of the options and the market value of the shares acquired upon exercise. Market values are based on the closing price per share of our common stock on the NASDAQ Global Select Market on the date of exercise.

(2)	10,258 restricted stock units vested during fiscal 2015, and 145,318 of such awards granted to NEOs (at target in the case of long-term performance shares) were outstanding at fiscal year-end.

(3)
Amounts represent the market value of the award at the vesting date, based on the closing price per share of our common stock on the NASDAQ Global Select Market on that date (or the nearest preceding trading date).

Summary and Table of Potential Payments Upon Termination or Following a Change-in-Control

Severance Agreements and Severance Payments

Except for our Executive Chairman and our CEO, we do not have severance agreements with any of our NEOs. All NEOs (other than our Executive Chairman and our CEO) participate in our company-wide severance plan which provides U.S. employees, who are terminated by us without cause, with severance payments equal to two weeks of salary (without consideration of annual incentives such as cash bonuses, non-equity incentive awards or equity-based awards) if they have less than five years of service, three weeks of salary (without consideration of annual incentives such as cash bonuses, non-equity incentive awards or equity-based awards) for five or more years of service but less than fifteen years of service, and four weeks of salary (without consideration of annual incentives such as cash bonuses, non-equity incentive awards or equity-based awards) for fifteen or more years of service. This plan does not provide outplacement services or subsidized medical coverage.

As shown in the chart on the following page, the employment agreements of our Executive Chairman and CEO require severance payments in the event either is terminated.

Change-in-Control Agreements and Change-in-Control Payments
In the event of a change-in-control, we are required to make certain change-in-control payments to our Executive Chairman under the terms of his employment agreement and to our other NEOs on the terms provided in their change-in-control agreements.

2015 Proxy Statement 46

FISCAL 2015 COMPENSATION TABLES

Our change-in-control agreements (or change-in-control provisions in our Executive Chairman’s employment agreement) contain “double-trigger” clauses. In other words, before any individual NEO can receive any change-in-control payments, two events must occur: (i) a Change-in-Control (as defined in the 2000 Stock Incentive Plan) and (ii) the individual NEO’s existing employment relationship would end (as described in the agreement, regardless of whether or not the individual NEO accepts a new position with the acquirer or Comtech) including if the individual NEO has “good reason” (as that term is defined in the agreement) during a twenty-four month protection period after the occurrence of a change-in-control. Good reason includes the assignment of any duties inconsistent in any material adverse respect with the individual NEO’s original position, authorities or responsibilities, a material reduction in compensation (as defined in the agreement), and the relocation of employment to a location more than fifty miles from the location of the individual NEO’s principal place of employment prior to the change-in-control. Providing this improved job security is important to us and is intended to be fair and competitive to aid in attracting and retaining experienced executives.

Our NEOs can receive payments based on the level or “tier” to which the NEO is assigned which was based on an assessment of market competitiveness and is shown in the table below:

Title	Tier	Summary of Change-in-Control Amounts Payable
Executive Chairman	1
The change-in-control payments multiplier would be the greater of 2.5 or the number of years remaining under the terms of the employment agreement for base salary and 2.5 for the average annual incentive award paid or payable for the three fiscal years prior to the year in which the change-in-control occurs. Annual incentive in any year in which long-term performance shares are granted will include the grant-date fair value of those awards.

24 months of medical and life insurance

All Other NEOs	2	Cash equal to 2.5 times the sum of the annual base salary in effect and the average of annual incentive awards paid or payable for the three fiscal years prior to the termination of employment.

All of our NEOs, other than our Executive Chairman, as of July 31, 2015, had change-in-control agreements that provided for the following:

•
With respect to each individual NEO’s annual incentive award for the fiscal year in progress at the date of their qualifying termination (as that term is defined) and their annual incentive award for any previously completed year for which a final annual incentive award has not yet been determined, awards will vest as follows:

(i) any award based on pre-set performance goals based on the level of actual achievement of such performance goals through the earlier of the end of the performance period or the date of termination; and

(ii) any discretionary award as of the date of termination based on a level consistent with the level of annual incentives (as a percentage of base salary) of other executives of comparable rank whose annual incentives are based on pre-set performance goals, but in an amount not less than the pro rata amount of the individual NEO’s average prior years’ annual incentive amount referred to above.

•
For a period of up to one year following the 24-month protected period after the change-in-control, termination of the individual NEO’s employment by us not for cause or by the individual NEO for Good Reason would entitle them to receive a payment equal to 1.5 times the sum of their base salary and their average annual incentive awards under the 2000 Stock Incentive Plan actually paid or payable for performance in the three fiscal years preceding the year in which the change-in-control occurs.

2015 Proxy Statement 47

FISCAL 2015 COMPENSATION TABLES

•
Good reason includes the assignment of any duties inconsistent in any material adverse respect with the individual NEO’s original position, authorities or responsibilities, a material reduction in compensation (as defined in the agreement), and the relocation of employment to a location more than 50 miles from the location of the individual NEO’s principal place of employment prior to the change-in-control.

None of our change-in-control agreements nor our Executive Chairman’s employment agreement contains provisions that provide for a tax “gross-up” if change-in-control payments were to trigger “golden parachute” excise taxes. In the event that the amounts payable to the individual NEO in connection with a change-in-control and their termination thereafter are subject to the golden parachute excise tax, the payment to be made to the individual NEO may be reduced if the reduction would provide the individual NEO with a greater after-tax amount than would be the case if no such reduction took place.

In the first quarter of fiscal 2015, the ECC modified the change-in-control agreements for our NEOs, other than our Executive Chairman, whereby each individual NEO would be eligible, subject to compliance with certain post-employment restrictions, for company-provided health-care benefits in the event of a termination in connection with a change-in-control. In addition, a provision was added to each agreement which prohibits an individual NEO from competing (as defined) with us for a period of one-year after a change-in-control. The initial term of these modified agreements was also extended from one year to two years. These same terms were incorporated into the change-in-control agreement we entered into with our new CEO.

The summary table on the following page takes into consideration the circumstances of the event and the additional payments that each NEO would be entitled to under the agreements described above as of July 31, 2015 and the 2000 Stock Incentive Plan. In accordance with SEC rules, company-wide benefits and plans (including severance payments described above) that are generally available to all salaried employees and are non-discriminatory are excluded.

2015 Proxy Statement 48

FISCAL 2015 COMPENSATION TABLES

Termination Scenario (As of July 31, 2015)	Fred Kornberg	Stanton D. Sloane	Michael D. Porcelain	Robert G. Rouse	Robert L. McCollum	Richard L. Burt
Potential Severance Payments upon Termination:

Termination by Us Without Cause or Voluntary Termination Due to Company Breach
Amount payable per employment agreement	$1,760,000	$950,000	-	-	-	-
Health and life insurance continuation (3)	261,502	7,200	-	-	-	-
Long-term equity incentive award vesting (1)	-	234,859	-	-	-	-
Single payment payable per employment agreement	22,500	-	-	-	-	-
Potential Change-in-Control Payments:
Change-in-Control – Assuming no Termination (as defined)
Long-term equity incentive award vesting (1)	$1,846,541	$234,859	$693,268	$748,121	$878,973	$545,265
Termination Without Cause or For Good Reason (as defined)
Amount payable per employment agreement	4,656,935	-	-	-	-	-
Non-equity incentive plan award payable (2)	748,527	-	-	-	-	-
Health and life insurance continuation (3)	262,986	-	-	-	-	-
Single Payment payable per employment agreement	37,500	-	-	-	-	-
Termination Without Cause or For Good Reason (as defined)
Change-in-control payments	-	$1,459,615	$1,589,895	$1,398,309	$1,564,272	$1,298,256
Non-equity incentive plan award payable (2)	-	375,000	260,692	252,283	185,842	89,062
Health and life insurance continuation (3)	-	43,484	30,917	65,106	43,484	43,171

(1)
These amounts represent the aggregate value of stock-based awards (including the value of in-the-money stock options) as of July 31, 2015 that would become vested as a direct result of the applicable termination. The performance-based restricted stock units granted in 2014 and 2015 would become vested upon a change-in-control if replacement awards providing equivalent rights and benefits were not granted, but not otherwise. If vesting accelerates for such awards, the restricted stock units will be deemed to be earned at the higher of the target level or the actual performance level to date projected to be continued through the end of the performance period. For purposes of this table it is assumed that such awards would have vested as of July 31, 2015 (i.e., that they would not be assumed in the transaction), and the applicable level of such vesting would have been the target level. These aggregate values do not reflect the value of stock-based awards based on their remaining term, and do not discount the value of awards based on the portion of the vesting period elapsed at the date of the termination event or change-in-control. Market value and in-the-money value are based on the closing price of our Common Stock, $28.81, on July 31, 2015.

(2)	The non-equity incentive plan awards represent the amount that would have been payable without the use of the ECC’s negative discretion and without any voluntary reallocation to other employees.

(3)
Health and life insurance continuation amounts are estimates based on the current plan in which executive officer is enrolled and will vary in amount for a given executive officer based on the actual plan and actual costs following termination of employment. Effective May 1, 2009, Mr. Kornberg voluntarily elected to discontinue participation in the Company’s medical insurance program and enrolled in a non-Company sponsored healthcare plan.

None of the above payments have actually been made to any of the NEOs. The actual payments and benefits that would be made to each NEO under each circumstance can only be known once a qualifying event occurs.

2015 Proxy Statement 49

FISCAL 2015 COMPENSATION TABLES

Securities Authorized for Issuance Under Equity Compensation Plans
Equity Compensation Table

The following table sets forth information as of July 31, 2015 regarding our compensation plans and the Common Stock we may issue under the plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights, and conversion of stock units, restricted stock units and performance shares (1)	Weighted-average exercise price of outstanding options, warrants and rights, and conversion of stock units, restricted stock units and performance shares (1)	Number of securities remaining available for future issuance under equity compensation plans (2)
Equity compensation plans approved by stockholders	2,466,651	$25.21	1,759,619
Equity compensation plans not approved by stockholders	—	—	—
Total	2,466,651	$25.21	1,759,619

(1)
The number reported in this column assumes that long-term performance shares are earned at 200% of the target number of long-term performance shares. See Note (3) to the “Summary Compensation Table - Fiscal 2015.” Stock units, restricted stock units and performance shares are convertible into shares of our Common Stock on a one-for-one basis, subject to certain vesting and other requirements, and do not require the payment of an exercise price. As such, for these awards, the weighted average exercise price reflected in the above table assumes a zero exercise price. The weighted average exercise price of stock option awards only was $29.33 as of July 31, 2015

(2)
Includes 85,947 shares available for issuance under the Comtech Telecommunications Corp. Employee Stock Purchase Plan. That plan permits employees to purchase shares at a discount from fair market value of up to 15% of the market price of our Common Stock at the beginning or end of each calendar quarter. 1,673,672 shares remained available for issuance under the 2000 Stock Incentive Plan for either stock options, stock appreciation rights (which constitute options, warrants or rights for purposes of this table), restricted stock, stock units, and other full-value awards.

2015 Proxy Statement 50

AUDIT COMMITTEE AND OTHER MATTERS

Audit Committee Report

Our Audit Committee has furnished the following report.

The information contained in the “Audit Committee Report” is not to be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (“SEC”), nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into such filings.

The Audit Committee assists the Board of Directors in fulfilling its responsibilities by overseeing the accounting and financial reporting processes of Comtech, the audits of Comtech’s consolidated financial statements and internal control over financial reporting, the qualifications and performance of the independent registered public accounting firm engaged as Comtech’s independent auditor, and the performance of Comtech’s internal auditor. Management is responsible for the financial statements and the reporting process, including the system of internal controls. Deloitte & Touche LLP (“Deloitte”), Comtech’s independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of the Company’s internal control over financial reporting.

In fiscal 2015, in fulfilling its responsibilities the Audit Committee, among other things:

•	reviewed and discussed the audited financial statements contained in the 2015 Annual Report on SEC Form 10-K with Comtech’s management and with Deloitte;

•
discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 16, Communication with Audit Committees, as amended and adopted by the Public Company Accounting Oversight Board; and

•
received written disclosures and the letter from Deloitte required by Public Company Accounting Oversight Board Rule 3526, "Communication with Audit Committees Concerning Independence," and discussed with Deloitte its independence from Comtech and its management.

In reliance on the reviews and discussion noted above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in Comtech’s Annual Report on Form 10-K for the fiscal year ended July 31, 2015, for filing with the SEC.

Audit Committee

Robert G. Paul, Chairman
Ira S. Kaplan
Lawrence J. Waldman

2015 Proxy Statement 51

AUDIT COMMITTEE AND OTHER MATTERS

Certain Relationships and Related Transactions
Policies and Procedures Regarding Related Party Transactions
Our Standards of Business Conduct provide that transactions with related parties, as defined in the Standards of Business Conduct, must be communicated to the Corporate Compliance Officer and, as applicable, the Nominating and Governance Committee. The Nominating and Governance Committee evaluates all transactions between the Company and any of its directors, executive officers, family members of directors and executive officers, and companies in which any director, executive officer or family member is known to be employed or is known to be a partner, principal or in a similar position.

In addition, our Corporate Governance Guidelines adopted by the Nominating and Governance Committee provide that, without the prior approval of a majority of disinterested members of the full Board of Directors and, if required by applicable listing standards, the Company will not make significant charitable contributions to organizations in which a director or family member of the director is affiliated, enter into consulting contracts with (or otherwise provide indirect compensation to) a director, or enter into any relationships or transactions (other than service as a director and Board of Directors committee member) between the Company and the director (or any business or nonprofit entity or organization in which the director is a general partner, controlling stockholder, officer, manager, or trustee, or materially financially interested).

When evaluating any related party transaction, the Nominating and Governance Committee considers, among other matters, the terms of the proposed transaction or arrangement, as compared to the terms that could reasonably be expected to be obtained from an unrelated party, and whether the proposed transaction or arrangement is in the best interests of the Company and its stockholders.

Certain Transactions
We lease a 46,000 square foot facility in Melville, New York from a partnership controlled by our Executive Chairman. This facility has been used by our RF microwave amplifiers segment for manufacturing, engineering, sales and other administration functions for many years. In June 2011, in connection with our lease expiring in December 2011, our Nominating and Governance Committee of the Board of Directors performed a comprehensive assessment to determine: (i) whether or not the facility met our current and future business requirements, and (ii) what terms and conditions we should consider in potentially negotiating a new lease. In determining current and future business requirements, the Nominating and Governance Committee considered detailed operational requirements prepared by appropriate management levels within our RF microwave amplifiers segment. In determining the terms and conditions that we should consider, our Nominating and Governance Committee obtained written reports from three independent commercial real estate firms regarding prevailing rents for comparable facilities in the general vicinity. Our annual rent for this facility was approximately $607,000 for fiscal 2015. The lease provides for our use of the premises as they exist through December 2021 with an option, exercisable by us, for an additional ten-year period. Additionally, we have a right of first refusal in the event of a sale of the facility.

The son of Mr. Burt (a Senior Vice President of the Company and President of Comtech Systems, Inc.) is employed by our Company as a director of regional sales and marketing and his aggregate compensation (including salary and incentive sales commissions) for fiscal 2015 of approximately $268,000 was comparable with other Comtech employees in similar positions.

2015 Proxy Statement 52

PROPOSALS

PROPOSAL NO. 1 – ELECTION OF TWO DIRECTORS
ttt
Our Board of Directors recommends a vote
FOR the Election of
Robert G. Paul, and
Lawrence J. Waldman
to our Board of Directors

Our Board of Directors is divided into three classes. Members of our Board of Directors are elected for three-year terms, with the term of office of one class expiring at each annual meeting of Comtech’s stockholders. Messrs. Paul and Waldman are in the class whose term of office expires at the Fiscal 2015 Annual Meeting of Stockholders. Mr. Kornberg and Mr. Kantor are in the class whose term of office expires at the Fiscal 2016 Annual Meeting of Stockholders. Mr. Kaplan and Dr. Sloane in the class whose term expires at the Fiscal 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Mr. Paul is a current director standing for re-election, and was elected at the Fiscal 2012 Annual Meeting of Stockholders held on January 9, 2013. Mr. Waldman was elected as a Director by the Board of Directors on August 31, 2015. To be elected, each must receive a plurality of the votes cast at the Fiscal 2015 Annual Meeting of Stockholders. Only votes cast FOR a nominee will be counted. Abstentions, votes withheld and broker non-votes will have no effect on the outcome of the election.

See Part 2 - "Stockholders, Directors and Executive Officers" for biographies and director qualifications of our nominees for Director.

2015 Proxy Statement 53

PROPOSALS

PROPOSAL NO. 2 - APPROVE
(ON AN ADVISORY BASIS) COMPENSATION OF THE
NAMED EXECUTIVE OFFICERS AS DISCLOSED
IN THIS PROXY STATEMENT
ttt

Our Board of Directors recommends a vote
FOR the proposal to approve compensation of
the Named Executive Officers as disclosed in this Proxy Statement.

The ECC believes that compensation of our executive officers in fiscal 2015 met the objectives of our program which were to foster long-term business success using a pay-for-performance philosophy.

We are providing stockholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers (“NEOs”) as disclosed in this Proxy Statement, including in the section entitled “Compensation Discussion and Analysis,” the compensation tables and other executive compensation disclosures. Stockholders are being asked to vote on the following resolution:

Resolved, that the stockholders approve the compensation of Comtech’s executive officers named in the Summary Compensation Table, as disclosed in Comtech’s Proxy Statement dated November 23, 2015, including the Compensation Discussion and Analysis, the compensation tables and other executive compensation disclosures.

At our Fiscal 2011 Annual Meeting of Stockholders, our Board recommended and our stockholders voted to approve, on an advisory basis, an annual frequency for say-on-pay advisory votes, rather than every two years or every three years. We currently intend to submit say-on-pay advisory votes to stockholders at each annual meeting of stockholders.

Although this proposal is advisory and not binding, the ECC, which is comprised solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to our executive officers, will carefully consider the stockholder vote on this matter, along with other expressions of stockholder views it receives on specific policies and desirable actions. In each case, the ECC will seek to understand the concerns that influenced the vote and address them in making future decisions affecting our executive compensation program.

Please refer to the sections of this Proxy Statement entitled “Compensation Discussion and Analysis” and “Fiscal 2015 Compensation Tables” for a detailed discussion of our executive compensation principles and practices, the fiscal 2015 compensation of our NEOs, and changes implemented in our program for fiscal 2015.

We urge you to read these sections of the proxy statement and the related compensation tables closely in determining how to vote on this matter.

2015 Proxy Statement 54

PROPOSALS

PROPOSAL NO. 3 – RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ttt

Our Board of Directors recommends a vote FOR the ratification of the selection of
Deloitte & Touche LLP as our independent registered public accounting firm.

KPMG LLP (“KPMG”) served as the Company’s independent registered public accounting firm until March 13, 2015, at which time our Board of Directors selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the 2016 fiscal year, subject to ratification by our stockholders.

No audit report of KPMG on the Company’s consolidated financial statements for either of the past two years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years and subsequent interim period preceding KPMG’s dismissal, there was no disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement (if not resolved to the satisfaction of KPMG) would have caused it to make reference to the subject matter of the disagreement in connection with its report.

During the Company’s two most recent fiscal years and subsequent interim period preceding KPMG’s dismissal, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s two most recent fiscal years and subsequent interim periods preceding Deloitte’s engagement, neither the Company nor anyone on its behalf consulted Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by Deloitte to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

If our stockholders do not ratify the selection of Deloitte, it will be reconsidered by our Board of Directors. Even if the selection is ratified, our Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if our Audit Committee determines that such a change would be in our stockholders’ best interests. Representatives of Deloitte are expected to be present at the Fiscal 2015 Annual Meeting of Stockholders, with the opportunity to make a statement, should they so desire, and to be available to respond to appropriate questions.

Our Audit Committee reviews each service performed by Deloitte on a case-by-case basis before approving all audit or permissible non-audit services. Our Audit Committee has concluded that the non-audit services provided by Deloitte are compatible with maintaining the independent registered public accounting firm’s independence.

2015 Proxy Statement 55

PROPOSALS

Principal Accountant Fees and Services

The following is a summary of the fees billed to us for the fiscal year ended July 31, 2014 and fees billed to or payable by us for the fiscal year ended July 31, 2015 by Deloitte and KPMG for professional services rendered:

	Deloitte	KPMG
Fee Category	Fiscal 2015 Fees	Fiscal 2015 Fees	Fiscal 2014 Fees

Audit fees (1)	$581,000	221,000	$696,000
Audit-related fees (2)	-	-	36,000
Tax fees (3)	96,000	28,000	115,000
All other fees (4)	-	41,000	-
Total Fees	$677,000	290,000	$847,000

(1)
Audit fees consist of fees for assurance and related services that are reasonably related to the performance of the audit of our annual financial statements and review of the interim financial statements included in quarterly reports or services that are normally provided in connection with statutory and regulatory filings or engagements. Audit fees include fees related to the audit of our report on internal control over financial reporting, issuance of consents, and statutory audits of certain foreign subsidiaries.

(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the audit of our annual financial statements that are not reported under Audit Fees, including the audit of our 401(k) plan.

(3)	Tax fees consist of fees billed for professional services regarding federal, state and international tax compliance, tax advice and tax planning.

(4)	All other fees consist of services related to the dismissal of KPMG LLP, as well as certain due diligence related services.

2015 Proxy Statement 56

PROPOSALS

PROPOSAL NO. 4 – APPROVAL OF AN AMENDMENT
AND RESTATEMENT OF OUR 2001 EMPLOYEE
STOCK PURCHASE PLAN TO INCREASE
THE NUMBER OF SHARES ISSUABLE THEREUNDER
ttt
The Board of Directors considers approval of the amendment and restatement of the 2001 Employee Stock Purchase Plan to increase the number of shares issuable thereunder to be in the best interests of Comtech and therefore recommends that stockholders vote FOR approval of this proposal at the Fiscal 2015 Annual Meeting of Stockholders.

General

As of October 31, 2015, approximately 800 employees were eligible to participate in the Company’s 2001 Employee Stock Purchase Plan (the “2001 ESPP”). Due to many years of participation by our employees, the current authorized share pool under our 2001 ESPP is nearly exhausted. As of September 30, 2015, 75,943 shares remained available for purchase, and we estimate that as of September 30, 2016, approximately 35,000 shares would remain available for purchase.

On September 21, 2015, our Board of Directors approved, subject to the receipt of stockholder approval, an amendment and restatement of our 2001 ESPP to increase the maximum number of shares of our common stock that are reserved for issuance thereunder, from 675,000 to 800,000. The Board of Directors is proposing to increase the maximum share reserve because it believes it will ensure we can continue to give our employees the opportunity to acquire additional interest in, and a further incentive to promote, the growth of the Company. This increase is intended to continue to provide eligible employees of the Company and our subsidiaries with the opportunity to purchase shares of our common stock at a discount through payroll deductions in accordance with the terms of the plan. Directors and Executive Officers of the Company are not permitted to participate in the 2001 ESPP.
The 2001 ESPP was originally approved by our stockholders at our Fiscal 2000 Annual Meeting of Stockholders on December 12, 2000. The 2001 ESPP, as amended and restated, is referred to below as the “Amended ESPP.” If the Amended ESPP is approved by our stockholders at the Fiscal 2015 Annual Meeting of Stockholders, the Amended ESPP will become effective on January 1, 2016 and will be renamed the “Amended and Restated 2001 Employee Stock Purchase Plan.” If the Amended ESPP is not approved, the amendment and restatement of the 2001 ESPP will not become effective and the 2001 ESPP will remain in effect.
Description of the Amended ESPP
The following is a summary of the material features of the Amended ESPP. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of the Amended ESPP, a copy of which is annexed to this proxy statement as Exhibit A.
Eligibility. All of our employees and employees of our participating subsidiaries are eligible to participate in the plan if the employee has been continuously employed for at least one year as of the first day of an offering period and meets other minimum eligibility requirements. However, the following employees will not be eligible to participate in the Amended ESPP: (i) any employee whose customary employment is 20 hours or less per week or not more than five months during a calendar year; (ii) any employee who, after purchasing shares under the plan, would own five percent or more of our stock (by vote or value); and (iii) any officer or director who is a highly compensated employee within the meaning of Section 414(q) of the Internal Revenue Code of 1986, as amended (the “Code”) with compensation above a certain level or who is otherwise subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended. Also, in no event will an employee be eligible to purchase shares of our common stock under the Amended ESPP and under all other employee stock purchase plans of the Company or any of our subsidiaries at a rate which exceeds $25,000 of the fair market value of such stock for each calendar year.

2015 Proxy Statement 57

PROPOSALS

Shares Subject to the Plan. If the Amended ESPP is approved, in the aggregate, 200,943 shares of our common stock will be available for purchase under the plan, subject to adjustment in the event of certain corporate events. As of September 30, 2015, 599,057 shares of our common stock had been issued under the plan. Purchases of shares of common stock under the Amended ESPP may be made on the open market or through the delivery of treasury shares or newly-issued and authorized shares, as determined by the Company. As of November 19, 2015, the fair market value of a share of our common stock was $22.46.
Administration. The Amended ESPP will be administered by a committee appointed by our Board of Directors (or, if no committee is appointed, the Board of Directors). The committee will have the full power and authority, subject to the plan provisions, to adopt such rules and regulations as it deems necessary for the administration of the plan, to interpret the provisions and supervise the administration of the plan. The committee may, in its sole discretion, designate an agent to administer the plan, purchase and sell shares of common stock in accordance with the plan provisions, keep records, send statements of account to employees and to perform other duties relating to the plan, as the committee may request from time to time.
Adjustments. In the event that shares are exchanged for a different number or kind of shares of the company through merger, consolidation, reorganization, recapitalization, stock split, stock dividend or other change in the structure of our common stock, either our Board of Directors or the committee will make such adjustments as it deems appropriate and such determination will be binding for all purposes of the plan.
Participation in the Amended ESPP. The Amended Plan will enable eligible employees to purchase shares during certain offering periods, which generally encompass a calendar quarter. To become a participant in the Amended ESPP, an eligible employee must sign and deliver to the Company a payroll deduction authorization/subscription form. On such form, the participant will designate the percentage of eligible compensation (which can be no less than $5.00 per week and no more than 20% of the employee’s gross base salary (including payroll deductions under Sections 401(k) and 125 of the Code, but excluding overtime, bonuses and other extra compensation) per payroll period).
Offering and Purchase Dates. A new and separate offering will be made on the first business day of January, April, July and October in each calendar year, each such date being herein referred to as an “Offering Date.” A “Purchase Date” as used herein refers to the last business day in the succeeding March for offerings made in January, the last business day in the succeeding June for offerings in April, the last business day in the succeeding September for offerings made in July and the last business day in the succeeding December for offerings made in October. Offerings will be reduced on a pro rata basis to the extent the authorized shares remaining under the plan are not sufficient to enable the number of anticipated subscribers to subscribe to purchase at least 100 shares each.
The subscription by an eligible employee in any offering may not exceed 100 shares of our common stock (subject to any adjustments as described above). The purchase price per share with respect to each offering will be 85% of the fair market value of our common stock on (i) the Offering Date or (ii) the Purchase Date, whichever date provides the participant the lower price. “Fair market value” generally means the average of the closing bid and asked prices of our common stock on the applicable date, as reported by the NASDAQ Stock Market. Options to purchase 100 shares of common stock will be deemed granted to each participating employee as of the applicable Offering Date. As of the applicable Purchase Date, a participant’s option will be exercised automatically for the purchase of that number of full shares of common stock which the accumulated payroll deductions credited to his or her account at that time will purchase at the applicable price. Options not exercised as of the applicable Purchase Date will automatically lapse.
Funds paid into the Amended ESPP by participants will be deposited in a special bank account known as the Comtech Employee Stock Purchase Plan Account. Such funds will be applied in accordance with the provisions of the plan and will bear no interest. Any amount paid into the plan in excess of the purchase price as determined on a Purchase Date will be credited to the employee's account for the next succeeding offering (unless a refund is otherwise requested by the employee). The issuance of shares of common stock to any plan participant will be recorded in the books and records of the Company (or its transfer agent) as soon as practicable after the applicable Purchase Date. Shares of common stock issued under the Amended ESPP will be in uncertificated form.

2015 Proxy Statement 58

PROPOSALS

Any participating employee may cancel his participation in the Amended ESPP at any time by giving written notice of cancellation to the Company not less than 10 business days prior to any applicable Purchase Date. In such event, the amount then held for the employee in the Comtech Employee Stock Purchase Plan Account will be refunded without interest.
Termination of Rights. Upon termination of a participant’s employment for any reason other than retirement, disability or death, the participant will be refunded the amount then held for him or her in the Comtech Employee Stock Purchase Plan Account. If termination is due to retirement or death, the participant or his or her estate (in the case of death) may elect within thirty days after the occurrence of such event to either (i) receive in cash the amount then held in the Comtech Employee Stock Purchase Plan Account, or (ii) have the amount then held applied to the purchase of as many full shares as such amount will purchase at the applicable purchase price determined as of the applicable Offering Date, and any remaining balance refunded. A failure to timely make such election will be treated as notice of cancellation and the amount then held for the participant will be refunded.
Coordination with 401(k) Plan. If a participant makes a hardship withdrawal of employee deferral contributions under the Company’s 401(k) plan, such participant’s payroll deductions and the purchase of shares of common stock under the Amended ESPP will be suspended until the first payroll period following the applicable Offering Date commencing after the twelve (12) month period after the hardship withdrawal. If a participant who elects a hardship withdrawal under the 401(k) plan has a cash balance accumulated in the Comtech Employee Stock Purchase Plan Account at the time of withdrawal that has not already been applied to purchase shares of common stock, such cash balance will be returned to the participant as soon as administratively practicable.
Amendment or Discontinuance of the Amended ESPP. Our Board of Directors will have the right to amend, modify or terminate the Amended ESPP at any time without notice, except that existing rights of employees may not be adversely affected and no amendment may: (i) increase the total number of shares of common stock to be offered; (ii) change the formula for determining the price at which the shares will be paid; (iii) increase the maximum number of shares which an eligible employee may purchase; or (iv) extend the duration of the plan. Unless sooner terminated, the Amended ESPP will terminate at the time that all of the shares of common stock reserved for issuance under the Amended ESPP (subject to adjustments as described above) have been issued under the terms of the Amended ESPP.
New Plan Benefits. Because benefits under the Amended ESPP will depend on eligible employees’ elections to participate in the plan and the fair market value of the shares of our common stock at various future dates, it is not possible to determine future benefits that will be received by employees under the plan. Our executive officers and our non-employee directors are not eligible to participate in the plan. As disclosed above, under the terms of the Amended Plan, an eligible employee who participates in the plan may not purchase shares in any calendar year with a maximum fair market value exceeding $25,000.
Certain Federal Income Tax Consequences Relating to the Amended ESPP
The following discussion of the principal U.S. federal income tax consequences with respect to the purchase of common stock under the Amended ESPP is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following is designed to provide only a general understanding of the material federal income tax consequences (state, local, estate and social security tax consequences are not addressed below). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

2015 Proxy Statement 59

PROPOSALS

The Amended ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Under the Code, a participant will not realize income at the time the offering period commences or when the shares purchased under the plan are transferred to him or her. If a participant disposes of such shares after two years from the date the offering of such shares commences and after one year from the date of the transfer of such shares to him or her, the participant will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the lesser of (1) the excess of the fair market value of such shares at the time of the disposition over the purchase price, or (2) the excess of the fair market value of the shares at the commencement of the offering period over the purchase price at such time. The participant’s basis in the shares disposed of will be increased by an amount equal to the amount so includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis that is recognized at the time of the disposition should be treated as long-term capital gain or loss. In such event, we will not be entitled to any tax deduction.
If a participant disposes of shares purchased under the Amended ESPP within such two-year or one-year period, the employee will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price. The employee’s basis in such shares disposed of will be increased by an amount equal to the amount includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis that is recognized at the time of disposition will be a capital gain or loss, either short-term or long-term, depending on the holding period for such shares. In the event of a disposition within such two-year or one-year period, we will be entitled to a deduction equal to the amount that the participant is required to include in income as a result of such disposition.
Vote Required
In order for this proposal to be approved, we must receive the affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy at the Fiscal 2015 Annual Meeting of Stockholders.

2015 Proxy Statement 60

FISCAL 2016 ANNUAL MEETING

FISCAL 2016 STOCKHOLDER PROPOSALS AND NOMINATIONS

Under the SEC’s proxy rules, eligible stockholders wishing to have a proposal for action by the stockholders at the Fiscal 2016 Annual Meeting of Stockholders included in our proxy statement must submit such proposal at the principal offices of Comtech, and such proposal must be received by us not later than July 26, 2016.

Under our By-Laws, a stockholder nomination for election to our Board of Directors may not be made at the Fiscal 2016 Annual Meeting of Stockholders unless notice (including all information required under Article II, Section 8 of our By-Laws) is delivered in person or mailed to Comtech and received by us not earlier than August 12, 2016 or later than September 11, 2016; provided, however, that if the Fiscal 2016 Annual Meeting of Stockholders is not held within 30 days before or after the anniversary date of the Fiscal 2015 Annual Meeting of Stockholders, such notice must be received not more than 90 days prior to the Fiscal 2016 Annual Meeting of Stockholders or less than 60 days prior to the Fiscal 2016 Annual Meeting of Stockholders.

In addition, a stockholder proposal (other than a nomination for election to our Board of Directors, or a stockholder proposal that may be made pursuant to the SEC’s proxy rules) may not be made at the Fiscal 2016 Annual Meeting of Stockholders unless notice thereof (including all information required under Article II, Section 9 of our By-Laws) is delivered in person or mailed to Comtech and received by us not earlier than September 11, 2016 or later than October 11, 2016; provided, however, that if the Fiscal 2016 Annual Meeting of Stockholders is not held within 30 days before or after the anniversary date of the Fiscal 2015 Annual Meeting of Stockholders, such notice must be received not more than 90 days prior to the Fiscal 2016 Annual Meeting of Stockholders or less than 60 days prior to the Fiscal 2016 Annual Meeting of Stockholders. It is suggested that any such stockholder proposals or nominations be submitted to the Company by certified mail, return receipt requested.

Under the SEC’s proxy rules, proxies solicited by our Board of Directors for the Fiscal 2016 Annual Meeting of Stockholders may be voted at the discretion of the persons named in such proxies (or their substitutes) with respect to any stockholder proposal not included in our proxy statement if we do not receive notice of such proposal on or before October 9, 2016, unless the Fiscal 2016 Annual Meeting of Stockholders is not held within 30 days before or after the anniversary date of the Fiscal 2015 Annual Meeting of Stockholders.

2015 Proxy Statement 61

EXHIBIT A

AMENDED AND RESTATED COMTECH TELECOMMUNICATIONS CORP.
2001 EMPLOYEE STOCK PURCHASE PLAN

(1) Purpose of the Plan

The purpose of the Plan is to provide a method by which eligible employees may purchase shares of common stock of Comtech Telecommunications Corp. (the “Company”), $.10 par value per share (the “Common Stock”) by payroll deductions and at discounted prices. By this means, eligible employees will be given an opportunity to acquire an additional interest in the economic progress of the Company and a further incentive to promote the best interests of the Company.

It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Plan shall be construed in accordance with such purpose. The Plan was originally approved by stockholders on December 12, 2000 and was originally effective January 1, 2001. The Plan, as amended and restated herein, is effective January 1, 2016, subject to the approval of the Company’s stockholders prior to such date.

(2) Eligible Employees

All persons who as of any Offering Date, as hereinafter defined, are employees of the Company or any of its subsidiary corporations (as defined under Section 424(f) of the Code, and referred to herein as, a “subsidiary” or “subsidiaries”) and who have been continuously in the employ of the Company or any of its subsidiaries for at least one year at such date will be eligible to participate in this Plan, except for the following who shall not be eligible:

(a)	Any employee whose customary employment is 20 hours or less per week or not more than 5 months during a calendar year;

(b)
Any employee who, immediately after any Offering Date would own (as determined under Section 424(d) of the Code), stock, and/or hold outstanding options to purchase stock, possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company, any subsidiary or any parent corporation, as defined under Section 424(e) of the Code;

(c)
Any employee to whom grant of an option hereunder would permit his rights to purchase stock under the Plan and under all other employee stock purchase plans, if any, of the Company, any subsidiary or parent corporation to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time; and

(d)
Any officer or director who is a “highly compensated employee” (within the meaning of Section 414(q) of the Code) or subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended.

(3) Number of Shares to be Offered

A maximum of 800,000 shares will be offered for subscription, subject to adjustment as provided under Section 17. Purchases of Common Stock may be made on the open market or through the delivery of treasury shares or newly-issued and authorized shares, as determined by the Company.

(4) Offering and Purchase Dates

A separate offering will be made on the first business day of January, April, July and October in each year commencing with 2001, each such date being herein referred to as an “Offering Date.” A “Purchase Date” is the last business day in the succeeding March for offerings made in January, the last business day in the succeeding June for offerings in April, the last business day in the succeeding September for offerings made in July and the last business day in the succeeding December for offerings made in October.

The offering will be reduced on a pro rata basis to the extent that the authorized shares remaining are not sufficient to enable the number of anticipated subscribers to subscribe to purchase at least 100 shares each.

(5) Purchase Price

The purchase price per share with respect to each offering shall be 85% of the fair market value of the Common Stock on (i) the Offering Date, or (ii) the Purchase Date, which ever date produces the lower price.

“Fair market value” shall mean the average of the closing bid and asked prices of the Common Stock on the applicable date, as reported on the principal national securities exchange in which it is then traded or the Nasdaq Stock Market, Inc. or if not traded on such principal national securities exchange or the Nasdaq Stock Market, Inc., as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc.

(6) Method of Payment

Payment will be made through payroll deductions authorized as provided in Section 7 hereof, which shall not be less than $5.00 per week ($10.00 bi-weekly), nor more than 20 percent of the employee’s gross base salary (including payroll deductions under Sections 401(k) and 125 of the Code but excluding any overtime, bonuses, or other extra compensation) per payroll period.

If, as of any Purchase Date, any participant has made an overpayment for the amount of shares for which the participant has subscribed, either due to the operation of Section 5 hereof, or otherwise, such overpayment shall be credited to his account for the next succeeding offering in accordance with Section 423 of the Code (unless a refund is requested by the participant or at the option of the Company).

(7) How and When to Subscribe

Subscription agreements will be made available to all eligible employees. To subscribe to the first offering under the Plan, an eligible employee must sign and deliver a payroll deduction authorization/subscription form to the Company on or before January 1, 2001.

Employees who are eligible to participate in the first offering under the Plan, but who choose not to participate, employees who subsequently become eligible to participate, and employees who have canceled their participation in the Plan may subscribe to any subsequent offering for which they are eligible by signing and delivering a payroll deduction authorization/subscription form to the Company not less than 30 days prior to the applicable Offering Date.

A payroll deduction authorization/subscription form once filed by an employee shall remain effective for all subsequent offerings under the Plan, subject to an employee’s right to cancel participation as provided in Section 11.

(8) Limit on Number of Shares Subscribed

The subscription by an eligible employee in any offering may not exceed 100 shares of Common Stock, subject to adjustment as provided in Section 17.

(9) Date of Granting Option and Exercising Option and Life of Option

Options to purchase 100 shares of Common Stock shall be deemed granted to each participating employee as of the respective Offering Dates. As of the applicable Purchase Date, a participant’s option shall be exercised automatically for the purchase of that number of full shares of Common Stock which the accumulated payroll deductions credited to his account at that time will purchase at the applicable price specified in Section 5 hereof. Options not exercised as of the applicable Purchase Date shall automatically lapse.

(10) Method of Handling Employees’ Money

Funds paid into the Plan by participants will be deposited in a special bank account to be known as the Comtech Employee Stock Purchase Plan Account. Such funds will be applied in accordance with the provisions of the Plan and will bear no interest. The issuance of shares of Common Stock to a participant under the Plan shall be recorded in the books and records of the Company (or its transfer agent) as soon as practicable after the applicable Purchase Date, and, simultaneous with such recording, the funds will be paid over to the Company. Any shares of Common Stock issued under the Plan shall be in uncertificated form.

(11) Cancellation of Participation

Any participating employee may cancel his participation in the Plan at any time by giving written notice of cancellation to the Company not less than 10 business days prior to any Purchase Date. In such event the amount then held for such employee in the Comtech Employee Stock Purchase Plan Account will be refunded.

Any employee who cancels his participation in the Plan may subscribe in the manner prescribed in Section 7 hereof to subsequent offerings which commence at least six months after such cancellation.

(12) Interest

No interest will be paid or allowed under any circumstances on any money paid under the Plan by participating employees.

(13) Rights Not Transferable

An employee’s rights under the Plan belong to the employee and may not be transferred or assigned to or availed of for any purpose by any other person during the employee’s lifetime.

(14) Termination of Rights

Upon termination of employment for any reason other than retirement, disability or death, the participating employee or his estate will be refunded the amount then held for such employee in the Comtech Employee Stock Purchase Plan Account. In the case of retirement (as determined by the Company), disability (as defined under the applicable long-term disability plan) or death, the participating employee or his estate (in the case of death) may elect within thirty days after the happening of such event to (i) receive in cash the amount then held for the employee in the Comtech Employee Stock Purchase Plan Account, or (ii) have the amount then held for the employee applied to the purchase of as many full shares as such amount will purchase at the applicable purchase price determined as of the Offering Date, and any remaining balance refunded. A failure to make such election within the said thirty-day period will be treated as notice of cancellation and the amount then held for the employee will be refunded.

(15) Persons to Whom Shares will be Issued

Unless otherwise directed, any shares issued under the Plan will be recorded in the books and records of the Company (or its transfer agent) in the name of the participating employee. However, the employee may direct registration of the shares in his name and in the name of one other person, but only as tenants by the entireties or joint tenants with right of survivorship.

(16) Amendment or Discontinuance of Plan

The Board of Directors of the Company (the “Board”) shall have the right to amend, modify or terminate the Plan at any time without notice, provided that no employee’s then existing rights are adversely affected, and provided further that no such amendment of the Plan shall, except as provided in Section 17: (i) increase the total number of shares of Common Stock to be offered (subject to adjustment under Section 17), (ii) change the formula for determining the price at which the shares will be paid, (iii) increase the maximum number of shares which an eligible employee may purchase, or (iv) extend the duration of the Plan. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the Plan (subject to adjustment under Section 17) have been issued under the terms of the Plan.

(17) Adjustment of Subscription

In the event of reorganization, recapitalization, stock split, stock dividend, merger, consolidation or any other change in the structure of shares of the Common Stock of the Company, the Board may make such adjustment as it may deem appropriate in the number, kind and subscription price of shares available for purchase under the Plan.

(18) Coordination with 401(k) Plan

In the event a participant makes a hardship withdrawal of employee deferral (401(k)) contributions under a 401(k) profit sharing plan of the Company, a subsidiary or parent corporation or any other plan qualified under Section 401(a) of the Code that contains a Code Section 401(k) feature, such participant’s payroll deductions and the purchase of shares of Common Stock under the Plan shall be suspended until the first payroll period following the Offering Date commencing after the twelve (12) month period after such hardship withdrawal. If a participant who elects a hardship withdrawal under such a 401(k) profit sharing plan or such other plan has a cash balance accumulated in the Comtech Employee Stock Purchase Plan Account at the time of withdrawal that has not already been applied to purchase shares of Common Stock, such cash balance shall be returned to the participant as soon as administratively practicable.

(19) Administration

The Plan shall be administered by a committee appointed by the Board (or if no Committee is appointed by the Board, the Board) (the “Committee”), and the Committee may select an administrator to whom its duties and responsibilities hereunder may be delegated. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to, the laws of, countries other than the United States to comply with applicable tax and securities laws. All interpretations and determinations of the Committee shall be made in its sole and absolute discretion based on the Plan document and shall be final, conclusive and binding on all parties.

The Committee may employ such legal counsel, consultants, brokers and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant, broker or agent. The Committee may, in its sole discretion, designate an agent to administer the Plan, purchase and sell shares of Common Stock in accordance with the Plan, keep records, send statements of account to employees and to perform other duties relating to the Plan, as the Committee may request from time to time. The Committee may adopt, amend or repeal any guidelines or requirements necessary for the custody and delivery of the Common Stock, including, without limitation, guidelines regarding the imposition of reasonable fees in certain circumstances.

(20) Use of Funds

Notwithstanding anything herein to the contrary, all payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(21) Regulations and Other Approvals

The obligation of the Company to sell or deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

To the extent required, the Plan is intended to comply with Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (“Rule 16b-3”), and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Plan.

(22) Withholding of Taxes

If a participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares issued to such participant pursuant to such participant’s exercise of an option, and such disposition occurs within the two-year period commencing on the day after the Offering Date or within the one-year period commencing on the day after the Purchase Date, such participant shall immediately, or as soon as practicable thereafter, notify the Company thereof and thereafter immediately deliver to the Company any amount of federal, state or local income taxes and other amounts which the Company informs the participant the Company, any subsidiary or parent corporation is required to withhold.

Notwithstanding anything herein to the contrary, the Company and each subsidiary and parent corporation shall have the right to make such provisions as it deems necessary to satisfy any obligations to withhold federal, state, or local income taxes or other taxes incurred by reason of the issuance of Common Stock pursuant to the Plan. Notwithstanding anything herein to the contrary, the Company or any subsidiary or parent corporation may require a participant to remit an amount equal to the required withholding amount and may invalidate any election if the participant does not remit applicable withholding taxes.

Notwithstanding anything herein to the contrary, with respect to any share or shares issued to a participant pursuant to the participant’s exercise of an option hereunder, the participant shall only be permitted to sell such shares through the Company’s transfer agent prior to the expiration of the latest to occur of the two-year period commencing on the day after the Offering Date or the one-year period commencing on the day after the Purchase Date. During such periods, participants shall not be entitled to transfer to their own brokerage account any share or shares issued to the participant pursuant to the participant’s exercise of an option hereunder. For the avoidance of doubt, the restrictions set forth in the preceding two sentences shall not apply to any dispositions or transfers occurring outside of the two-year period commencing on the day after the Offering Date or outside the one-year period commencing on the day after the Purchase Date.

(23) No Employment Rights

The establishment and operation of this Plan shall not confer any legal rights upon any participant or other person for a continuation of employment, nor shall it interfere with the rights of the Company or a subsidiary or parent corporation to discharge any employee and to treat him without regard to the effect which that treatment might have upon him as a participant or potential participant under the Plan.

(24) Electronic Communications

Notwithstanding anything else herein to the contrary, any subscription agreement, authorization/subscription form or other document or notice required or permitted by the Plan that is required to be delivered in writing may, to the extent determined by the Committee, be delivered and accepted electronically. Signatures may also be electronic if permitted by the Committee.

(25) Severability of Provisions

If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

(26) Construction

The use of a masculine pronoun shall include the feminine, and the singular form shall include the plural form, unless the context clearly indicates otherwise. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

The Fiscal 2015 Annual Meeting of Stockholders of
Comtech Telecommunications Corp.
Will be held at 10 a.m., Eastern Time, on December 10, 2015 at
68 South Service Road (Lower Level Auditorium), Melville, New York 11747

FROM KENNEDY AIRPORT
TAKE JFK EXPRESSWAY EAST TO BELT PARKWAY EAST (BECOMES SOUTHERN STATE PARKWAY AT NASSAU COUNTY BORDER). TAKE SOUTHERN STATE PARKWAY EAST TO EXIT 28A NORTH (RT 135). TAKE RT. 135 NORTH TO LONG ISLAND EXPRESSWAY EAST (495). TAKE LIE TO EXIT 48 (ROUND SWAMP RD.). PROCEED THROUGH THE LIGHT, REMAINING ON THE SOUTH SERVICE RD. IN 1/4 MILE, TURN RIGHT INTO RECKSON BUSINESS PARK.

FROM LAGUARDIA AIRPORT
TAKE GRAND CENTRAL PARKWAY TO LONG ISLAND EXPRESSWAY (495). TAKE LONG ISLAND EXPRESSWAY EAST TO EXIT 48 (ROUND SWAMP RD.). PROCEED THROUGH THE LIGHT, REMAINING ON THE SOUTH SERVICE RD. IN 1/4 MILE, TURN RIGHT INTO RECKSON BUSINESS PARK.

FROM MANHATTAN
TAKE THE MID-TOWN TUNNEL TO LONG ISLAND EXPRESSWAY (495). TAKE LONG ISLAND EXPRESSWAY EAST TO EXIT 48 (ROUND SWAMP RD.). PROCEED THROUGH THE LIGHT, REMAINING ON THE SOUTH SERVICE RD. IN 1/4 MILE, TURN RIGHT INTO RECKSON BUSINESS PARK.

FROM EASTERN LONG ISLAND
TAKE THE LONG ISLAND EXPRESSWAY (495) WEST TO EXIT 48 (ROUND SWAMP ROAD). TURN LEFT ONTO ROUND SWAMP ROAD. MAKE IMMEDIATE TURN LEFT ONTO THE SOUTH SERVICE ROAD GOING EAST. IN 1/4 MILE, TURN RIGHT INTO RECKSON BUSINESS PARK.

COMTECH TELECOMMUNICATIONS CORP.
68 South Service Road, Suite 230
Melville, NY 11747
TEL: (631) 962-7000 • FAX: (631) 962-7001
www.comtechtel.com

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

COMTECH TELECOMMUNICATIONS CORP. 68 SOUTH SERVICE ROAD, SUITE 230 MELVILLE, NY 11747
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:				KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:	☐	☐	☐
1. Election of Directors Nominees 01 Robert G. Paul 02 Lawrence J. Waldman

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.					For	Against	Abstain

2. Approval, on an advisory basis, of the compensation of our Named Executive Officers.					☐	☐	☐

3. Ratification of selection of Deloitte & Touche LLP as our independent registered public accounting firm.					☐	☐	☐

4. Approval of the Amended and Restated 2001 Employee Stock Purchase Plan (the “Plan”), which includes an increase in the number of shares of our common stock available for purchase under the Plan.					☐	☐	☐

NOTE: This proxy will be voted or withheld from being voted in accordance with the instructions specified. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE AND FOR APPROVAL OF PROPOSALS 2, 3 AND 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature [Joint Owners]	Date

Please date, sign and mail your proxy card back as soon as possible!

Annual Meeting of Stockholders
COMTECH TELECOMMUNICATIONS CORP.
DECEMBER 10, 2015

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com.

COMTECH TELECOMMUNICATIONS CORP.

PROXY SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

The undersigned hereby appoints Fred Kornberg and Michael D. Porcelain, and each of them, with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Comtech Telecommunications Corp. (the Company) to be held at Comtech Telecommunications Corp., 68 South Service Road, Lower Level Auditorium, Melville, New York 11747 on December 10, 2015, at 10:00 a.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card and in their discretion, upon such other matters as may come before the meeting.

This proxy will be voted or withheld from being voted in accordance with the instructions specified. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR APPROVAL OF PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side